                                                                  Exhibit 10.1.4

                                                                  EXECUTION COPY


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------




                         RECEIVABLES PURCHASE AGREEMENT

                            Dated as of May 28, 1999

                                      Among

                          CHARMING SHOPPES STREET, INC.

                                    as Seller
                                    ---------

                                       and

                             SPIRIT OF AMERICA, INC.

                                   as Servicer
                                   -----------

                                       and

                         CLIPPER RECEIVABLES CORPORATION

                                  as Purchaser
                                  ------------

                                       and

                        STATE STREET CAPITAL CORPORATION

                                as Administrator
                                ----------------

                                       and

                        STATE STREET BANK & TRUST COMPANY

                              as Relationship Bank
                              --------------------



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                      TABLE OF CONTENTS

                                         ARTICLE I
                                 PURCHASES AND REINVESTMENTS

SECTION 1.01.  Commitments to Purchase; Limits on Purchaser's Obligations                               2
SECTION 1.02.  Purchase Procedures; Assignment of Purchaser's Interests                                 2
SECTION 1.03.  Reinvestments of Certain Collections; Payment of Remaining Collections                   2
SECTION 1.04.  Asset Interest                                                                           4

                                        ARTICLE II
                                   COMPUTATIONAL RULES

SECTION 2.01.  Computation of Purchaser's Total Investment                                              4
SECTION 2.02.  Computation of Earned Discount                                                           5
SECTION 2.03.  Estimates of Earned Discount Rate, Fees, etc.                                            5

                                        ARTICLE III
                                        SETTLEMENTS

SECTION 3.01.  Settlement Procedures                                                                    5
SECTION 3.02.  Deemed Collections; Reduction of Purchaser's Total Investment, Etc.                      8
SECTION 3.03.  Payments and Computations, Etc.                                                         10
SECTION 3.04.  Treatment of Collections and Deemed Collections                                         10

                                        ARTICLE IV
                                 FEES AND YIELD PROTECTION

SECTION 4.01.  Fees                                                                                    12
SECTION 4.02.  Yield Protection                                                                        12

                                         ARTICLE V
                                  CONDITIONS OF PURCHASES

SECTION 5.01.  Conditions Precedent to Initial Purchase                                                14
SECTION 5.02.  Conditions Precedent to All Purchases and Reinvestments                                 16

                                         ARTICLE VI
                               REPRESENTATIONS AND WARRANTIES

SECTION 6.01.  Representations and Warranties of Seller                                                17
SECTION 6.02.  Representations and Warranties of Servicer                                              20




                                    ARTICLE VII
                    GENERAL COVENANTS OF SELLER AND SERVICER

SECTION 7.01.  Affirmative Covenants of Seller and Servicer                             22
SECTION 7.02.  Reporting Requirements of Seller                                         23
SECTION 7.03.  Negative Covenants of Seller                                             24

                                   ARTICLE VIII
                         ADMINISTRATION AND COLLECTION

SECTION 8.01.  Designation of Servicer                                                  28
SECTION 8.02.  Duties of Servicer                                                       29
SECTION 8.03.  Rights of the Administrator                                              30
SECTION 8.04.  Responsibilities of Seller                                               31
SECTION 8.05.  Further Action Evidencing Purchases and Reinvestments                    31
SECTION 8.06.  Application of Collections                                               32

                                    ARTICLE IX
                                SECURITY INTEREST

SECTION 9.01.  Grant of Security Interest                                               32
SECTION 9.02.  Further Assurances                                                       33
SECTION 9.03.  Remedies                                                                 33

                                    ARTICLE X
                               LIQUIDATION EVENTS

SECTION 10.01. Liquidation Events                                                       33
SECTION 10.02. Remedies                                                                 35

                                   ARTICLE XI
                      THE ADMINISTRATOR; RELATIONSHIP BANK

SECTION 11.01. Authorization and Action                                                 36
SECTION 11.02. Administrator's and Relationship Bank's Reliance, Etc.                   36
SECTION 11.03. State Street Capital and State Street Bank and Affiliates                36

                                  ARTICLE XII
                     ASSIGNMENT OF PURCHASER'S INTEREST

SECTION 12.01. Restrictions on Assignments                                              37
SECTION 12.02. Rights of Assignee                                                       38
SECTION 12.03. Evidence of Assignment                                                   38




SECTION 12.04.  Rights of the Banks and Collateral Agent                              38

                               ARTICLE XIII
                             INDEMNIFICATION

SECTION 13.01.  Indemnities by Seller                                                 38

                               ARTICLE XIV
                              MISCELLANEOUS

SECTION 14.01.  Amendments, Etc.                                                      40
SECTION 14.02.  Notices, Etc.                                                         41
SECTION 14.03.  No Waiver; Remedies                                                   41
SECTION 14.04.  Binding Effect; Survival                                              41
SECTION 14.05.  Costs, Expenses and Taxes                                             42
SECTION 14.06.  No Proceedings                                                        42
SECTION 14.07.  Confidentiality of Program Information                                42
SECTION 14.08.  Confidentiality of Seller Information                                 44
SECTION 14.09.  Captions and Cross References                                         45
SECTION 14.10.  Integration                                                           45
SECTION 14.11.  Governing Law                                                         45
SECTION 14.12.  Waiver Of Jury Trial                                                  46
SECTION 14.13.  Consent To Jurisdiction; Waiver Of Immunities                         46
SECTION 14.14.  Execution in Counterparts                                             46
SECTION 14.15.  No Recourse Against Other Parties                                     46
SECTION 14.16.  State Street Business Combination                                     47



                                APPENDICES

APPENDIX A      Definitions

                                 SCHEDULES

SCHEDULE 5.01(h)  Description of Opinions

SCHEDULE 6.01(j)  Description of Litigation

SCHEDULE 6.01(n)  List of Offices of Seller where Records Are Kept

SCHEDULE 7.01(g)  Description of Credit and Collection Policy

                                  EXHIBITS

EXHIBIT 3.01(a)   Information Package to be Provided as of Cut-Off Date

EXHIBIT 14.02     Addresses


                         RECEIVABLES PURCHASE AGREEMENT

                            Dated as of May 28, 1999



         THIS IS A RECEIVABLES PURCHASE AGREEMENT, among CHARMING SHOPPES STREET, INC., a Delaware corporation ("Seller"), SPIRIT OF AMERICA, INC., a
                                       ------
Delaware corporation as Servicer ("Servicer") CLIPPER RECEIVABLES CORPORATION, a
                                   --------
Delaware corporation ("Purchaser"), STATE STREET CAPITAL CORPORATION, a
                       ---------
Massachusetts corporation ("State Street Capital"), as administrator for
                            --------------------
Purchaser under the Program Administration Agreement (in such capacity, the "Administrator") and STATE STREET BANK & TRUST COMPANY, a national banking
 -------------
association, as a referral agent for Purchaser under the Relationship Bank Agreement (in such capacity, together with any successors thereto in such capacity, the "Relationship Bank" and in its individual capacity, "State Street
               -----------------                                   ------------
Bank"). Unless otherwise indicated, capitalized terms used in this Agreement are
----
defined in Appendix A.
           ----------

                                   Background
                                   ----------

         1. Seller is engaged in the business of purchasing receivables originated by Spirit of America National Bank under Mastercard* and VISA(r)* cards.


         2. Seller has, and expects to have, Pool Receivables in which Seller intends to sell an undivided interest. Seller has requested Purchaser, and Purchaser has agreed, subject to the terms and conditions contained in this Agreement, to purchase such undivided interest, referred to herein as the Asset Interest, from Seller from time to time during the term of this Agreement.

         3. Seller and Purchaser desire that, subject to the terms and conditions of this Agreement, certain of the daily Collections in respect of the Asset Interest be reinvested in Pool Receivables, which reinvestment shall constitute part of the Asset Interest.

         4. State Street Capital has been requested, and is willing, to act as the Administrator.


         5. State Street Bank has been requested, and is willing, to act as the Relationship Bank.




-------------------------
*Mastercard is a registered trademark of Mastercard International, Incorporated and VISA is a registered trademark of VISA USA, Inc.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                           PURCHASES AND REINVESTMENTS

         SECTION 1.01. Commitments to Purchase; Limits on Purchaser's
                       ----------------------------------------------
Obligations. Upon the terms and subject to the conditions of this Agreement,
-----------
from time to time prior to the Termination Date, Seller may request that Purchaser purchase from Seller ownership interests in the Pool Assets (each being a "Purchase") and Purchaser shall make such Purchase; provided that no
         --------
Purchase shall be made by Purchaser to the extent that, after giving effect thereto, either (a) the then Purchaser's Total Investment would exceed the lesser of (i) the Utilization Cap Amount, or (ii) $20,000,000 or such larger amount as may be mutually agreed to in writing by the parties hereto (the "Purchase Limit"), or (b) the Asset Interest would exceed the Allocation Limit;
 --------------
and provided further that each Purchase made pursuant to this Section 1.01 shall
    ----------------                                          ------------
have a Purchase Price of at least $100,000 and shall be in integral multiples of $100,000.

         SECTION 1.02. Purchase Procedures; Assignment of Purchaser's Interests.
                       --------------------------------------------------------
         (a) Notice of Purchase. Each Purchase from Seller by Purchaser shall be
             ------------------
made on notice from Seller to the Administrator received by the Administrator not later than 11:00 a.m. (New York City time) on the Business Day before the date of such proposed Purchase. Each such notice of a proposed Purchase shall specify the desired amount and date of such Purchase. The "Purchase Price" for each Purchase shall be the lesser of (i) the amount requested by Seller pursuant to this Section 1.02(a) and (ii) the amount permitted pursuant to Section 1.01.

         (b) Funding of Purchase. On the date of each Purchase, Purchaser shall,
             -------------------
upon satisfaction of the applicable conditions set forth in Article V, make
                                                            ---------
available to the Administrator at the Administrator's Office (or to such account as designated by the Administrator) the amount of its Purchase in same day funds, and after receipt by the Administrator of such funds, the Administrator will make such funds immediately available to Seller at such office or to such account as Seller shall designate in writing to the Administrator on or prior to the date hereof (or such other office or account as Seller shall designate from time to time).

         (c) Assignment of Asset Interests. Seller hereby sells, assigns and
             -----------------------------
transfers to Purchaser, effective on and as of the date of each Purchase by the Purchaser hereunder, the Asset Interest in the Pool Assets.

         SECTION 1.03. Reinvestments of Certain Collections; Payment of
                       ------------------------------------------------
Remaining Collections. (a) On the close of business on each Business Day during
---------------------
the period from the date
                                       -2-
hereof to the Final Payout Date, Servicer shall, out of all Collections received on such day from Pool Receivables:

                  (i) determine the portion of such Collections attributable on such day to the Asset Interest by multiplying (x) the amount of such Collections times (y) the Asset Interest (expressed as a percentage of
                     -----
         Net Pool Balance);

                  (ii) out of the portion of such Collections allocated to the Asset Interest pursuant to clause (i), set aside and hold in trust for
                                    ----------
         Purchaser an amount at least equal to the sum of the estimated amount of Earned Discount accrued in respect of the Purchaser's Total Investment (based on rate information provided by the Administrator pursuant to Section 2.03), all other amounts due to Purchaser, the
                     ------------
         Administrator or the Relationship Bank hereunder and the Servicer's Fee (in each case, accrued through such day) and an amount equal to any Cash Collateral Shortfall and any Spread Account Shortfall not so previously set aside; provided that unless the Administrator or the
                               --------
         Relationship Bank shall request it to do so in writing (which writing shall set forth the reason for such request), Servicer shall not be required to hold Collections that have been set aside in a separate deposit account containing only such Collections but shall, to the extent any amount is set aside for any Cash Collateral Shortfall or any Spread Account Shortfall deposit such amount in the RPA Cash Collateral Account or Spread Account, as applicable;

                  (iii) apply the Collections allocated to the Asset Interest pursuant to clause (i) and not required to be set aside pursuant to
                     ----------
         clause (ii) to the purchase from Seller of ownership interests in Pool
         -----------
         Assets (each such purchase being a "Reinvestment"); provided that (A)
                                             ------------
         if the then Asset Interest, expressed as a percentage of Net Pool Balance, would exceed the Allocation Limit, then, Servicer shall not reinvest, but shall set aside and hold for the benefit of Purchaser, a portion of such Collections which, together with other Collections previously set aside and then so held, shall equal the amount necessary to reduce the Asset Interest to the Allocation Limit; (B) if the conditions precedent to Reinvestment in Section 5.02 are not satisfied
                                                 ------------
         then Servicer shall not reinvest, but shall set aside and hold for the benefit of Purchaser, any of such remaining Collections; and (C) if the Seller shall have requested a reduction in the Purchaser's Total Investment, then, during the times specified in Section 3.02(b)(ii),
                                                         -------------------
         Servicer shall not reinvest, but shall set aside and hold for the benefit of Purchaser, a portion of such Collections until the amount thereof not so reinvested shall equal the amount of such reduction; and

                  (iv) pay to Seller (A) the portion of such Collections not allocated to the Asset Interest pursuant to clause (i) and (B) the
                                                     ----------
         Collections applied to Reinvestment pursuant to clause (iii).
                                                         ------------
         (b) Unreinvested Collections. Servicer shall set aside and hold in
             ------------------------
trust for the benefit of Purchaser all Collections which pursuant to clause
(iii) of Section 1.03(a), may not be                                 ------
-----    ---------------
reinvested in Pool Assets; provided that unless the Administrator or the
                           --------
Relationship Bank shall request it to do so in writing (which writing shall set forth the reason for such request), Servicer shall not be required to hold Collections that have been set aside in a separate deposit account containing only such Collections. If, prior to the date when such Collections are required to be paid to the Administrator for the benefit of Purchaser pursuant to Section
                                                                         -------
3.01, the amount of Collections so set aside exceeds the amount, if any,
----
necessary to reduce the Asset Interest to the Allocation Limit, and the conditions precedent to Reinvestment set forth in Section 5.02 are satisfied,
                                                  ------------
then the Servicer shall apply such Collections (or, if less, a portion of such Collections equal to the amount of such excess) to the making of a Reinvestment.

         (c) Reduction of Purchaser's Total Investment. The Purchaser's Total
             -----------------------------------------
Investment shall not be reduced by the amount of Collections set aside pursuant to this Section unless and until such Collections are actually delivered to the Administrator pursuant hereto.

         SECTION 1.04. Asset Interest.(a) Components of Asset Interest.
                       --------------     ----------------------------
On any date the Asset Interest will represent Purchaser's combined undivided percentage ownership interest in (i) all then outstanding Pool Receivables, (ii) related Contracts, (iii) all Related Security with respect to such Pool Receivables, (iv) the Accounts, (v) all Collections with respect to, and other proceeds of, such Pool Receivables, Contracts and Related Security as at such date, (vi) all rights of Seller (directly or as assignee of Parent) under the First Tier Agreement, the Second Tier Agreement, the ES Agreement and the Cap Agreements, (vii) all books and records evidencing or related to the foregoing, and (viii) all proceeds of the foregoing (collectively, the "Pool Assets").
                                                             -----------

         (b) Computation of Asset Interest. On any date, the Asset Interest
             -----------------------------
shall be equal to a fraction (expressed as a percentage), the numerator of which is the Purchaser's Total Investment and the denominator of which is the Net Pool Balance, each as of such day; provided, however, that during the Liquidation
                              --------  -------
Period, the Asset Interest shall be the Asset Interest computed as of the day immediately preceding the commencement of the Liquidation Period; provided,
                                                                  --------
further, that the Asset Interest shall not exceed 100%.
-------
         (c) Frequency of Computation. The Asset Interest shall be computed as
             ------------------------
of the Cut-Off Date for each Settlement Period. In addition, the Administrator may require Servicer to provide an Information Package for purposes of computing the Asset Interest as of any other date, utilizing the then most recently available information, and the Servicer agrees to do so within three Business Days of its receipt of the Administrator's written request.

                                   ARTICLE II

                               COMPUTATIONAL RULES

         SECTION 2.01. Computation of Purchaser's Total Investment. In making
                       -------------------------------------------
any determination of Purchaser's Total Investment, the following rules shall apply:

         (a) Purchaser's Total Investment shall not be considered reduced by any allocation, setting aside or distribution of any portion of Collections unless such Collections shall have been actually delivered to the Administrator pursuant hereto; and


         (b) Purchaser's Total Investment shall not be considered reduced by any distribution of any portion of Collections if at any time such distribution is rescinded or otherwise returned for any reason.

         SECTION 2.02. Computation of Earned Discount. In making any
                       ------------------------------
determination of Earned Discount, the following rules shall apply:

         (a) the Administrator shall determine the Earned Discount accruing with respect to the Purchaser's Total Investment, in accordance with the definition of Earned Discount;

         (b) no provision of this Agreement shall require the payment or permit the collection of Earned Discount in excess of the maximum permitted by applicable law; and


         (c) Earned Discount shall not be considered paid by any distribution if at any time such distribution is rescinded or otherwise returned for any reason.

         SECTION 2.03. Estimates of Earned Discount Rate, Fees, etc. For
                       --------------------------------------------
purposes of determining the amounts required to be set aside by Servicer pursuant to Section 1.03, the Administrator shall notify Servicer from time to
            ------------
time of the Earned Discount Rate applicable to the Purchaser's Total Investment and the rates at which fees and other amounts are accruing hereunder. It is understood and agreed that (i) the Earned Discount Rate may change from time to time, (ii) certain rate information provided by the Administrator to Servicer shall be based upon the Administrator's good faith estimate, (iii) the amount of Earned Discount actually accrued with respect to any Settlement Period may exceed, or be less than, the amount set aside with respect thereto by Servicer, and (iv) the amount of fees or other payables accrued hereunder with respect to any Settlement Period may exceed, or be less than, the amount set aside with respect thereto by Servicer. Failure to set aside any amount so accrued shall not relieve Servicer of its obligation to remit Collections to the Administrator with respect to such accrued amount, as and to the extent provided in Section
3.01. ------- ---- ARTICLE III

                                   SETTLEMENTS

         SECTION 3.01. Settlement Procedures.
                       ---------------------

The parties hereto will take the following actions with respect to each Settlement Period:

         (a) Information Package. On the seventh Business Day following the
             -------------------
Cut-Off Date for such Settlement Period or as otherwise may be requested pursuant to Section 1.04(c), Servicer shall deliver to the Relationship Bank and
            ---------------
the Administrator a diskette containing the information described in Exhibit
3.01(a) (each, an "Information Package").                            -------
-------            -------------------

         (b) Earned Discount; Other Amounts Due. On the first Business Day
             ----------------------------------
following such Cut-Off Date, the Administrator shall notify Servicer of (i) the amount of Earned Discount that will have accrued in respect of the Purchaser's Total Investment during such Settlement Period, and (ii) all fees and other amounts accrued and payable by Seller under this Agreement (other than Purchaser's Total Investment).

         (c) Settlement Date Procedure - Reinvestment Period. On the fifteenth
             -----------------------------------------------
day of each month, or if such day is not a Business Day, the next succeeding Business Day (each, a "Settlement Date") prior to the Termination Date, the
                       ---------------
Servicer shall distribute, from Available Funds for such Settlement Date, the following amounts in the following order:

                  (1) to the Administrator, an amount equal to the Earned Discount accrued during such Settlement Period, plus any previously accrued Earned Discount not paid on a prior Settlement Date, which amount shall be distributed by the Administrator to the Purchaser for application to such Earned Discount;

                  (2) to the Administrator, an amount equal to the Program Fee and the Commitment Fee accrued during such Settlement Period, plus any previously accrued Program Fee and Commitment Fee not paid on a prior Settlement Date;

                  (3) to the Servicer, if the Servicer is not Seller or one of its Affiliates, an amount equal to the Servicer's Fee accrued during such Settlement Period, to the extent that such Servicer's Fee does not exceed the Servicer's Fee that would have accrued if such Servicer's Fee had been calculated using a Servicer's Fee Rate of 2%;

                  (4) to the Administrator, an amount equal to the amount, if any, necessary to reduce the Asset Interest to the Allocation Limit and to reduce the Purchaser's Total Investment in accordance with Section
                                                                       -------
         3.02(b), which amount shall be distributed by the Administrator to the
         -------
         Purchaser for application to the Purchaser's Total Investment;

                  (5) to the Administrator, all other amounts then due under this Agreement to the Administrator, the Relationship Bank, the Purchaser, the Affected Parties or the Indemnified Parties;

                  (6) to the Servicer, an amount equal to the Servicer's Fee accrued during such Settlement Period to the extent not paid pursuant to subparagraph (3) above, plus any previously accrued Servicer's Fee
            ----------------
         not paid on a prior Settlement Date;

                  (7) to the RPA Cash Collateral Account, to the extent necessary to cause funds on deposit therein to equal the RPA Required Cash Collateral Amount;

                  (8) to the Spread Account, to the extent required under the terms of the Spread Account Agreement; and


                  (9) to the Seller, any remaining amounts; provided, however,
                                                            --------  -------
         that if the Seller shall so instruct the Administrator, funds that would otherwise be paid to the Seller under this clause shall be deposited in the RPA Cash Collateral Account.

         (d) Settlement Date Procedure - Liquidation Period. On each Settlement
             ----------------------------------------------
Date during the Liquidation Period, the Servicer shall distribute, from Available Funds for such Settlement Date, the following amounts in the following order:


                  (1) to the Administrator, an amount equal to the Earned Discount accrued during such Settlement Period, plus any previously accrued Earned Discount not paid on a prior Settlement Date, which amount shall be distributed by the Administrator to the Purchaser for application to such Earned Discount;

                  (2) to the Administrator, an amount equal to the Program Fee and Commitment Fee accrued during such Settlement Period, plus any previously accrued Program Fee and Commitment Fee not paid on a prior Settlement Date;

                  (3) to the Servicer, if the Servicer is not Seller or one of its Affiliates, an amount equal to the Servicer's Fee accrued during such preceding Settlement Period, to the extent that such Servicer's Fee does not exceed the Servicer's Fee that would have accrued if such Servicer's Fee had been calculated using a Servicer's Fee Rate of 2%;

                  (4) to the Administrator, an amount equal to any remaining Purchaser's Share of Collections until the Purchaser's Total Investment is reduced to zero, which amount shall be distributed by the Administrator to the Purchaser for application to the Purchaser's Total Investment;

                  (5) to the Administrator, all other amounts then due under this Agreement to the Administrator, the Relationship Bank, the Purchaser, the Affected Parties or the Indemnified Parties;

               (6) to the Servicer, an amount equal to the Servicer's Fee accrued during such Settlement Period, to the extent not paid pursuant to subparagraph (3) above, plus any previously accrued Servicer's Fee
             ----------------
          not paid on a prior Settlement Date; and

               (7) to the Seller, any remaining amounts.

         (e)   Order of Application of Purchaser's Total Investment. Upon
             ----------------------------------------------------
receipt by the Administrator of funds distributed pursuant to this Section 3.01
                                                                   ------------
with respect to any Settlement Period on account of Purchaser's Total Investment, the Administrator shall apply them to the items specified in the subclauses below, in the order of priority of such subclauses:

               (i) to that portion of the Purchaser's Total Investment funded by Liquidity Fundings until such portion has been reduced to zero;

               (ii) to that portion of the Purchaser's Total Investment funded by Commercial Paper Notes until such portion has been reduced to zero; and

               (iii) to the remaining portion of the Purchaser's Total Investment until the Purchaser's Total Investment has been reduced to zero.

         (f) Non-Distribution of Servicer's Fee. Unless the Administrator gives
             ----------------------------------
written notice to the contrary to Servicer (which notice may be given at any time), from and after the date on which the amounts (if any) set aside pursuant to Section 1.03 for any Settlement Period in respect of payments required to be
   ------------
made prior to the payment of the Servicer's Fee on the related Settlement Date are sufficient to make such payments, the amounts (if any) set aside pursuant to
Section 1.03 in respect of the Servicer's Fee may be paid to Servicer, in which
------------
case no distribution shall be made in respect of Servicer's Fee pursuant to clause (c) or (d) above.
----------    ---

         (g) Delayed Payment. If on any day described in this Section 3.01
                                                              ------------
because Collections during the relevant Settlement Period were less than the aggregate amounts payable, Servicer shall not make any payment otherwise required, the next available Collections in respect of the Asset Interest shall be applied to such payment, and no Reinvestment shall be permitted hereunder until such amount payable has been paid in full.

         SECTION 3.02. Deemed Collections; Reduction of Purchaser's Total
Investment, Etc.       --------------------------------------------------
---------------


         (a) Deemed Collections. If on any day
             ------------------

         (i) the Unpaid Balance of any Pool Receivable is


               (A) reduced as a result of any defective, rejected or returned merchandise or services, any cash discount, or any incorrect billing or other adjustment by Seller or any Affiliate of Seller,


               (B) reduced or canceled as a result of a setoff in respect of any claim by the Obligor thereof against Seller or any Affiliate of Seller or any other Person (whether such claim arises out of the same or a related or an unrelated transaction), or

               (C) reduced on account of the obligation of Seller to pay to the related Obligor any rebate or refund, or

               (D) less than the amount included in calculating the Net Pool Balance for purposes of any Information Package, or


         (ii) any of the representations or warranties of Seller set forth in
     Section 6.01(l) or (p) were not true when made with respect to any Pool
     ---------------    ---
     Receivable, or any of the representations or warranties of Seller set forth in Section 6.01(l) are no longer true with respect to any Pool Receivable,
                -------

then, on such day, Seller shall be deemed to have received a Collection of such Pool Receivable


               (I) in the case of clause (i) above, in the amount of such
                                  ----------
          reduction or cancellation or the difference between the actual Unpaid Balance and the amount included in calculating such Net Pool Balance, as applicable; and

               (II) in the case of clause (ii) above, in the amount of the
                                   -----------
          Unpaid Balance of such Pool Receivable.

      (b) Seller's Optional Reduction of Purchaser's Total Investment. Seller
          -----------------------------------------------------------
may at any time elect to reduce the Purchaser's Total Investment as follows:


         (i) Seller shall give the Administrator at least three Business Days' prior written notice of such reduction (including the amount of such proposed reduction and the proposed date on which such reduction will commence),

         (ii) on the proposed date of commencement of such reduction and on each day thereafter, Servicer shall refrain from reinvesting Collections pursuant to Section 1.03 until the amount thereof not so reinvested shall
                 ------------
     equal the amount of such reduction, and

         (iii) Servicer shall hold such Collections in trust for Purchaser, pending payment to the Administrator, as provided in Section 3.01;
                                                          ------------
provided that,
--------

                    (A) the amount of any such reduction shall be not less than $100,000 and the Purchaser's Total Investment after giving effect to such reduction shall be not less than $100,000 (unless such reduction reduces Purchaser's Total Investment to zero), and

                    (B) Seller shall use reasonable efforts to attempt to choose a reduction amount, and the date of commencement thereof, so that such reduction shall commence and conclude in the same Settlement Period to the extent possible.

         SECTION 3.03. Payments and Computations, Etc.
                       ------------------------------

         (a) Payments. All amounts to be paid or deposited by Seller or Servicer
             --------
to the Administrator or any other Person hereunder (other than amounts payable under Section 4.02) shall be paid or deposited in accordance with the terms
      ------------
hereof no later than 11:00 a.m. (New York City time) on the day when due in lawful money of the United States of America in same day funds (i) in the case of amounts to be paid or deposited in respect of accrued and unpaid Earned Discount or in reduction of Purchaser's Total Investment, to the Collateral Agent at First National Bank of Chicago, Chicago, Illinois, for credit to such account as the Administrator shall specify and (ii) in the case of all fees, expenses and other amounts (other than amounts payable under Section 4.02), to
                                                             ------------
the Administrator at State Street Bank, Boston, Massachusetts, for credit to such account as the Administrator shall specify.

         (b) Late Payments. Seller or Servicer, as applicable, shall, to the
             -------------
extent permitted by law, pay to Purchaser interest on all amounts not paid or deposited when due hereunder at 1% per annum above the Alternate Base Rate,
                                   ---------
payable on demand, provided, however, that such interest rate shall not at any
                   --------  -------
time exceed the maximum rate permitted by applicable law.

         (c) Method of Computation. All computations of interest, Earned
             ---------------------
Discount, any fees payable under Sections 4.01(a) and (b) and any other fees
                                 ----------------     ---
payable by Seller to Purchaser, the Administrator or the Relationship Bank in connection with Purchases or the Asset Interest hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed.

         SECTION 3.04. Treatment of Collections and Deemed Collections. Seller
                       -----------------------------------------------
shall forthwith deliver to Servicer all Collections deemed received by Seller pursuant to Section 3.02(a), and Servicer shall hold or distribute such
            ---------------
Collections as Earned Discount, accrued Servicer's Fee, repayment of Purchaser's Total Investment, etc. to the same extent as if such Collections had actually been received on the date of such delivery to Servicer. If Collections are

8285314.23 50202 1039C 96242151
then being paid to the Collateral Agent, or lock boxes or accounts directly or indirectly owned or controlled by the Collateral Agent, Servicer shall forthwith cause such deemed Collections to be paid to the Collateral Agent or to such lock boxes or accounts, as applicable, or as the Collateral Agent shall request in writing. So long as Seller shall hold any Collections or deemed Collections required to be paid to Servicer, the Administrator or Collateral Agent, it shall hold such Collections in trust and shall clearly mark its records to reflect such trust; provided that unless the Administrator or the Relationship Bank shall request it to do so in writing, Seller shall not be required to hold such Collections in a separate deposit account containing only such Collections.

         SECTION 3.05. Establishment of RPA Cash Collateral Account.
                       --------------------------------------------

         (a) The Administrator, for the benefit of the Purchaser and the Liquidity Banks, shall establish and maintain an account (the "RPA Cash
                                                               --------
Collateral Account"). The RPA Cash Collateral Account shall be under the sole
------------------
dominion and control of the Administrator. The Servicer shall from time to time deposit in the RPA Cash Collateral Account (i) a portion of the proceeds of fundings under this Agreement, and (ii) funds otherwise payable to the Seller under Section 3.01(c) (7) and (9).
      ---------------------------

         (b) Funds on deposit in the RPA Cash Collateral Account shall be invested by the Administrator in Permitted Investments at the direction of Seller. Such investments made at any time will mature so that funds will be available for withdrawal no later than the following Settlement Date. All earnings on such investment during any such Settlement Period shall be deemed to be Collections for such Settlement Period.

         (c) The Administrator shall maintain investments in the RPA Cash Collateral Account in such manner as will maintain the perfection and priority of the Administrator's lien thereon.

         (d) If on any Settlement Date, a Shortfall shall exist, the Administrator shall withdraw from the RPA Cash Collateral Account (in an amount equal to the lesser of such Shortfall or the amount on deposit in the RPA Cash Collateral Account) and apply such withdrawing funds in the same manner as Collections pursuant to Section 3.01.
                         ------------

         (e) If on any Settlement Date the funds on deposit in the RPA Cash Collateral Account (exclusive of earnings on the investment of such funds) shall exceed the RPA Required Cash Collateral Amount, the Administrator shall withdraw such excess and pay such excess to Seller.

         SECTION 3.06. Spread Account. If, on any Settlement Date, a Shortfall
                       --------------
shall remain after giving effect to any applications from the RPA Cash Collateral Account pursuant to Section 3.05(d), the Servicer shall cause funds
                               ---------------
to be withdrawn from the Spread Account (to the
extent available under the terms of the Spread Account Agreement) in the amount of such remaining Shortfall and applied in the same manner as Collections pursuant to Section 3.01.
            ------------

                                   ARTICLE IV

                            FEES AND YIELD PROTECTION

         SECTION 4.01. Fees.
                       ----

         (a) Arrangement Fee. Seller shall pay to the Relationship Bank, an
             ---------------
arrangement fee ("Arrangement Fee") payable on such dates and in such amounts as
                  ---------------
are set forth in the letter dated the date hereof from the Relationship Bank to Seller.


         (b) Other Fees. Seller shall pay to Purchaser certain fees, payable on
             ----------
such dates and in such amounts as are set forth in the letter dated the date hereof from the Relationship Bank to Seller (as amended from time to time, the "Fee Letter").
 ----------

         SECTION 4.02. Yield Protection.
                       ----------------

         (a) If (i) Regulation D or (ii) any Regulatory Change occurring after the date hereof:


                  (A) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Federal Reserve Board, but excluding any reserve included in the determination of Earned Discount), special deposit or similar requirement against assets of any Affected Party, deposits or obligations with or for the account of any Affected Party or with or for the account of any affiliate (or entity deemed by the Federal Reserve Board to be an affiliate) of any Affected Party, or credit extended by any Affected Party; or

                  (B) shall change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party;

                  (C) shall impose any other condition affecting any Asset Interest owned or funded in whole or in part by any Affected Party, or its obligations or rights, if any, to make Purchases or Reinvestments or to provide funding therefor; or

                  (D) shall change the rate for, or the manner in which the Federal Deposit Insurance Corporation (or a successor thereto) assesses, deposit insurance premiums or similar charges;

and the result of any of the foregoing is or would be:

8285314.23 50202 1039C 96242151

                  (x) to increase the cost to (or in the case of Regulation D referred to above, to impose a cost on) an Affected Party funding or making or maintaining any Purchases or Reinvestments, any purchases, reinvestments, or loans or other extensions of credit under the Liquidity Agreement, or any Credit Draw, or any commitment of such Affected Party with respect to any of the foregoing,

                  (y) to reduce the amount of any sum received or receivable by an Affected Party under this Agreement, or under the Liquidity Agreement or the Credit Agreement with respect thereto, or

                  (z) in the reasonable determination of such Affected Party, to reduce the rate of return on the capital of an Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which such Affected Party could otherwise have achieved but for Regulation D or such Regulatory Change, then within thirty days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis of such demand), Seller shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost or such reduction. This Section 4.02(a) shall not apply to taxes.
                     ---------------

         (b) Each Affected Party will promptly notify Seller and the Administrator of any event of which it has knowledge which will entitle such Affected Party to compensation pursuant to this Section 4.02; provided, however,
                                                ------------  --------  -------
no failure to give or delay in giving such notification shall adversely affect the rights of any Affected Party to such compensation.

         (c) In determining any amount provided for or referred to in this
Section 4.02, an Affected Party may use any reasonable averaging and attribution
------------
methods that it (in its sole discretion) shall deem applicable. Any Affected Party when making a claim under this Section 4.02 shall submit to Seller a
                                     ------------
statement as to such increased cost or reduced return (including calculation thereof in reasonable detail), which statement shall, in the absence of demonstrable error, be conclusive and binding upon Seller.

         (d) Purchaser agrees that it shall use its reasonable best efforts to take any action that will avoid the need to pay, or reduce the amount of, any increased amounts referred to in paragraph (a); provided that Purchaser shall
                                 -------------  --------
not be obligated to take any actions that would, in the reasonable opinion of Purchaser, be disadvantageous to Purchaser.

         (e) Subject to Section 4.02(g), any and all payments made under this
                        ---------------
Agreement shall be made free and clear of, and without deduction for, any and all present or future Taxes. If any amount of Taxes shall be required by law to be deducted from or in respect of any sum payable hereunder to any Foreign assignee or participant of Purchaser, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.02(e)), such Foreign
                                                 ----------------
assignee or participant of Purchaser, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) Seller shall make such deductions and (iii) Seller shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (f) Each Foreign assignee or participant of Purchaser, on or prior to the date pursuant to which it becomes an assignee or participant of Purchaser, and from time to time thereafter if requested in writing by Seller (unless such Foreign assignee or participant of Purchaser can no longer lawfully do so due to a change in law subsequent to the date it became an assignee or participant of Purchaser hereunder), shall provide Seller with Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Foreign assignee or participant of Purchaser is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest to zero or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

     (g) For any period with respect to which a Foreign assignee or participant of Purchaser has failed to provide the Seller with the appropriate form described in Section 4.02(f) (other than if such failure is due to a change in
             ---------------
law occurring subsequent to the date on which a form originally was required to be provided), such Foreign assignee or participant of Purchaser shall not be entitled to payments of additional amounts under Section 4.02(e).
                                                 ---------------
     SECTION 4.03. Funding Losses. In the event that the Purchaser or any
                   --------------
Liquidity Bank shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Purchaser or such Liquidity Bank to make any Purchase or Liquidity Funding or maintain any Purchase or Liquidity Funding) as a result of
(i) any settlement with respect to any portion of Purchaser's Total Investment being made on any day other than a Settlement Date, or (ii) any Purchase not being made in accordance with a request therefore under Section 1.02 (other than
                                                        ------------
by reason of (a) a default by the Purchaser or such Liquidity Bank, (b) Purchaser's failure to make available to the Administrator the required funds as set forth in Section 1.02(b) or (c) the Administrator's failure to make
             ---------------
available the required funds to Seller as set forth in Section 1.02(b)), then,
                                                       ----------------
upon written notice from the Administrator to Seller and Servicer, Seller shall pay to Servicer, and Servicer shall pay to the Administrator for the account of the Purchaser or such Liquidity Bank, the amount of such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding upon the Seller and Servicer.

                                    ARTICLE V

                             CONDITIONS OF PURCHASES

         SECTION 5.01. Conditions Precedent to Initial Purchase. The initial
                       ----------------------------------------
Purchase hereunder is subject to the condition precedent that the Administrator shall have received, on or before the Initial Funding Date, the following, each (unless otherwise indicated) dated such date and in form and substance satisfactory to the Administrator:

                  (a) A copy of the resolutions of the Board of Directors of each Transferor approving the Transaction Documents to be delivered by it and the transactions contemplated thereby, certified by its Secretary or Assistant Secretary;

                  (b) A good standing certificate for each Transferor issued by the jurisdiction of its formation.


                  (c) A certificate of the Secretary or Assistant Secretary of each Transferor certifying the names and true signatures of the officers authorized on its behalf to sign the Transaction Documents to be delivered by it (on which certificate the Administrator and Purchaser may conclusively rely until such time as the Administrator shall receive from Seller a revised certificate meeting the requirements of this subsection (c));
                              ---------------

                  (d) The organizational documents of each Transferor, duly certified by its Secretary or Assistant Secretary;


                  (e) Such proper financing statements (Form UCC-1), to be filed against the Transferors, as may be necessary or, in the opinion of the Administrator, desirable under the UCC or any comparable law of all appropriate jurisdictions to perfect Purchaser's interests in the Pool Assets;

                  (f) A search report provided in writing to the Administrator, listing all effective financing statements that name a Transferor as debtor and that are filed in the jurisdictions in which filings were made pursuant to subsection (e) above and in such other jurisdictions
                          --------------
         that Administrator shall reasonably request, together with copies of such financing statements (none of which shall cover any Pool Assets);

                  (g) A list of the Lock-Box Banks, and duly executed copies of Lock-Box Agreements with each of the Lock-Box Banks;


                  (h) Favorable opinions of counsel to the Transferors, in form and substance reasonably satisfactory to the Administrator and with respect to such matters as are set forth in Schedule 5.01(h);

                  (i) Such powers of attorney as the Administrator shall reasonably request to enable the Administrator to collect all amounts due under any and all Pool Receivables;

                  (j) A pro forma Information Package, prepared in respect of
                        --- -----
         the proposed initial Purchase, assuming a Cut-Off Date of no more than 3 Business Days prior to the Initial Funding Date;

                  (k) Fully executed copies of the First Tier Agreement, the Second Tier Agreement, the Spread Account Agreement, the ES Agreement, the SA Bank Security Agreement and the Specified Supplement, each of which agreements shall be in form and substance reasonably satisfactory to the Administrator;

                  (l) The Liquidity Agreements, each duly executed by Purchaser, the Liquidity Agent and each Liquidity Bank;

                  (m) Written approval by the Credit Bank of this Agreement and the transactions contemplated hereby;

                  (n) Letters from the rating agencies then rating the Commercial Paper Notes, confirming in effect that the existing ratings of the Commercial Paper Notes will remain in effect after giving effect to the transactions contemplated hereby; and

                  (o) The Fee Letter, duly executed by Seller.

         SECTION 5.02. Conditions Precedent to All Purchases and Reinvestments.
                       -------------------------------------------------------
Each Purchase (including the initial Purchase) and each Reinvestment hereunder shall be subject to the further conditions precedent that on the date of such Purchase or Reinvestment the following statements shall be true (and Seller by accepting the amount of such Purchase or by receiving the proceeds of such Reinvestment shall be deemed to have certified that):

                  (a) the representations and warranties contained in Section
                                                                      -------
         6.01 are correct in all material respects on and as of such day as
         ----
         though made on and as of such day and shall be deemed to have been made on such day,

                  (b) no event has occurred and is continuing, or would result from such Purchase or Reinvestment, that constitutes a Liquidation Event or Unmatured Liquidation Event,


                  (c) after giving effect to each proposed Purchase or Reinvestment, (i) Purchaser's Total Investment will not exceed the Purchase Limit, and (ii) the Asset Interest, expressed as a percentage of Net Pool Balance, will not exceed the Allocation Limit,

                  (d) the Termination Date shall not have occurred,


                  (e) the aggregate amount on deposit in the RPA Cash Collateral Account (after giving effect to such Purchase or Reinvestment and any deposit to the RPA Cash Collateral Account but excluding any earnings on the investment of such amount), shall not be less than the RPA Required Cash Collateral Amount; and

                  (f) the Spread Account Amount (after giving effect to such Purchase or Reinvestment and any deposit to the Spread Account Amount) shall not be less than the Required Spread Account Amount, provided, however, the absence of the occurrence and continuance of an Unmatured
--------  -------
Liquidation Event shall not be a condition precedent to any Reinvestment or any Purchase which does not cause the Purchaser's Total Investment, after giving effect to such Reinvestment or Purchase, to exceed the Purchaser's Total Investment as of the opening of business of the day of such Reinvestment or Purchase.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         SECTION 6.01. Representations and Warranties of Seller. Seller
                       ----------------------------------------
represents and warrants as follows:


                  (a) Organization and Good Standing. Seller has been duly
                      ------------------------------
         organized and is validly existing as a corporation in good standing under the laws of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, all necessary power, authority, and legal right to acquire and own the Pool Receivables.

                  (b) Due Qualification. Seller is duly qualified to do business
                      -----------------
         as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the failure to so qualify or obtain such licenses or approvals would have a Material Adverse Effect.

                  (c) Power and Authority; Due Authorization. Seller (i) has all
                      --------------------------------------
         necessary power, authority and legal right to (A) execute and deliver the Transaction Documents to which it is a party, (B) carry out the terms of the Transaction Documents to which it is a party, and (C) sell and assign the Asset Interest on the terms and conditions herein provided and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of the Transaction Documents to which it is a party and the sale and assignment of the Asset Interest on the terms and conditions herein provided.

                  (d) Valid Sale; Binding Obligations. This Agreement
                      -------------------------------
         constitutes a valid sale, transfer, and assignment of the Asset Interest to Purchaser, enforceable against creditors of, and purchasers from, Seller; and this Agreement constitutes, and each other Transaction Document to be executed by Seller when duly executed and delivered will constitute, a legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (e) No Violation. The consummation of the transactions
                      ------------
         contemplated by the Transaction Documents and the fulfillment of the terms thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, (A) the articles of incorporation or bylaws of Seller, or (B) in any material respect, any indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument to which Seller is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Lien upon any of Seller's properties pursuant to the terms of any such indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument, other than the Transaction Documents, or (iii) violate any law or any order, rule, or regulation applicable to Seller of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over Seller or any of its properties.

                  (f) No Proceedings. There are no proceedings or investigations
                      --------------
         pending, or, to Seller's knowledge, threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of any Transaction Document to which Seller is a party, (ii) seeking to prevent the sale and assignment of any Asset Interest or the consummation of any of the other transactions contemplated by any Transaction Document to which Seller is a party, or (iii) seeking any determination or ruling that might have a Material Adverse Effect.

                  (g) Bulk Sales Act. No transaction contemplated hereby
                      --------------
         requires compliance with any bulk sales act or similar law.


                  (h) Government Approvals. No authorization or approval or
                      --------------------
         other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Seller of this Agreement or any other Transaction Document, except for the filing of the UCC financing
                               ------
         statements referred to
         in Article V, all of which, at the time required in Article V, shall
            ---------                                        ---------
         have been duly made and shall be in full force and effect.

                  (i) Financial Condition. (x) The pro forma balance sheets of
                      -------------------
         Seller prepared as of the month end prior to the Closing Date, a copy of which has been furnished to the Administrator, fairly present the consolidated financial condition of Seller as at such date in accordance with generally accepted accounting principles.

                  (j) Litigation. No injunction, decree or other decision has
                      ----------
         been issued or made by any court, governmental agency or instrumentality thereof that prevents, and no threat by any person has been made to attempt to obtain any such decision that would prevent, Seller from conducting a material part of its business operations, except as described in Schedule 6.01(j).

                  (k) Margin Regulations. The use of all funds obtained by
                      ------------------
         Seller under this Agreement will not conflict with or contravene any of Regulations G, T, U and X promulgated by the Board of Governors of the Federal Reserve System from time to time.

                  (l) Quality of Title. Each Pool Receivable, together with each
                      ----------------
         other Pool Asset, is owned by Seller free and clear of any Lien (other than any Lien arising solely as the result of any action taken by Purchaser (or any assignee thereof) or by the Administrator); when Purchaser makes a Purchase or Reinvestment, it shall have acquired and shall at all times thereafter continuously maintain a valid and perfected first priority undivided percentage ownership interest to the extent of the Asset Interest in each Pool Receivable, and each other Pool Asset, free and clear of any Lien (other than any Lien arising solely as the result of any action taken by Purchaser (or any assignee thereof) or by the Administrator); and no financing statement or other instrument similar in effect covering any Pool Receivable, or any other Pool Asset is on file in any recording office except such as may be filed (i) in favor of Purchaser or the Administrator in accordance with this Agreement or in connection with any Lien arising solely as the result of any action taken by Purchaser (or any assignee thereof) or by the Administrator, or (ii) in favor of the Collateral Agent.

                  (m) Accurate Reports. No Information Package (if prepared by
                      ----------------
         Seller or its Affiliate, or to the extent information therein was supplied by Seller or its Affiliate) or other information, exhibit, financial statement, document, book, record or report furnished or to be furnished by or on behalf of Seller or its Affiliates to the Administrator, Purchaser or the Relationship Bank in connection with this Agreement was or will be inaccurate in any material respect as of the date it was or will be dated or (except as otherwise disclosed to the Administrator, Purchaser, and the Relationship Bank at such time) as of the date so furnished, or contained or will contain any material misstatement of fact or omitted or will omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

                  (n) Offices. The chief place of business and chief executive
                      -------
         office of Seller are located at the address of Seller referred to in
         Section 14.02, and the offices where Seller keeps all its books,
         -------------
         records and documents evidencing Pool Receivables, the related Accounts and Contracts and all other agreements related to such Pool Receivables are located at the addresses specified in Schedule 6.01(n) (or at such
                                                   ----------------
         other locations, notified to the Administrator in accordance with
         Section 7.01(f), in jurisdictions where all action required by Section
         ---------------                                                -------
         8.05 has been taken and completed).
         ----

                  (o) Lock-Box Accounts. The names and addresses of all the
                      -----------------
         Lock-Box Banks, together with the account numbers of the lock-box accounts of Seller at such Lock-Box Banks, have been notified to the Administrator and the Relationship Bank on the Initial Funding Date, or later, in accordance with Section 7.03(d)).
                                   ---------------

                  (p) Eligible Receivables. Each Receivable included in the Net
                      --------------------
         Pool Balance as an Eligible Receivable on the date of any Purchase, Reinvestment or other calculation of the Net Pool Balance shall be an Eligible Receivable on such date.


                  (q) Servicing Programs. No license or approval is required for
                      ------------------
         the Administrator's use of any Software program used by Servicer in the servicing of the Receivables, other than those which have been obtained and are in full force and effect.

         SECTION 6.02. Representations and Warranties of Servicer. Servicer
                       ------------------------------------------
represents and warrants as follows:

                  (a) Organization and Good Standing. Servicer has been duly
                      ------------------------------
         organized and is validly existing as a corporation in good standing under the laws of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, all necessary power, authority, and legal right to service the Pool Receivables.

                  (b) Due Qualification. Servicer is duly qualified to do
                      -----------------
         business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the failure to so qualify or obtain such licenses or approvals would have a Material Adverse Effect.

                  (c) Power and Authority; Due Authorization. Servicer (i) has
                      --------------------------------------
         all necessary power, authority and legal right to (A) execute and deliver the Transaction Documents to which it is a party, and (B) carry out the terms of the Transaction Documents to which it is a party and
         (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of the Transaction Documents to which it is a party.

                  (d) Valid Sale; Binding Obligations. This Agreement and each
                      -------------------------------
         other Transaction Document to be executed by Servicer when duly executed and delivered will constitute, a legal, valid and binding obligation of Servicer enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (e) No Violation. The consummation of the transactions
                      ------------
         contemplated by the Transaction Documents and the fulfillment of the terms thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, (A) the articles of incorporation or bylaws of Servicer, or (B) in any material respect, any indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument to which Servicer is a party or by which it or any of its properties is bound,
         (ii) result in the creation or imposition of any Lien upon any of Servicer's properties pursuant to the terms of any such indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument, other than the Transaction Documents, or
         (iii) violate any law or any order, rule, or regulation applicable to Servicer of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over Servicer or any of its properties.

                  (f) No Proceedings. There are no proceedings or investigations
                      --------------
         pending, or, to Servicer's knowledge, threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of any Transaction Document to which Servicer is a party or (ii) seeking any determination or ruling that might have a Material Adverse Effect.

                  (g) Government Approvals. No authorization or approval or
                      --------------------
         other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Servicer of this Agreement or any other Transaction Document;


                  (h) Litigation. No injunction, decree or other decision has
                      ----------
         been issued or made by any court, governmental agency or instrumentality thereof that prevents, and no threat by any person has been made to attempt to obtain any such decision that would prevent, Servicer from conducting a material part of its business operations, except as described in Schedule 6.01(j).
                                ----------------

                  (i) Accurate Reports. No Information Package (if prepared by
                      ----------------
         Servicer or its Affiliate, or to the extent information therein was supplied by Servicer or its Affiliate) or other information, exhibit, financial statement, document, book, record or report furnished or to be furnished by or on behalf of Servicer or its Affiliates to the Administrator, Purchaser or the Relationship Bank in connection with this Agreement was or will be inaccurate in any material respect as of the date it was or will be dated or (except as otherwise disclosed to the Administrator, Purchaser, and the Relationship Bank at such time) as of the date so furnished, or contained or will contain any material misstatement of fact or omitted or will omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

                  (j) Servicing Programs. No license or approval is required for
                      ------------------
         Administrator's use of any software program used by Servicer in the servicing of the Receivables, other than those which have been obtained and are in full force and effect.

                                   ARTICLE VII

                    GENERAL COVENANTS OF SELLER AND SERVICER

         SECTION 7.01. Affirmative Covenants of Seller and Servicer. From the
                       --------------------------------------------
date hereof until the Final Payout Date, Seller and Servicer will, unless the Administrator shall otherwise consent in writing:

                  (a) Compliance with Laws, Etc. Comply in all material respects
                      -------------------------
         with all applicable laws, rules, regulations and orders, including those with respect to the Pool Receivables and related Accounts and Contracts.

                  (b) Preservation of Corporate Existence. Preserve and maintain
                      -----------------------------------
         its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would have a Material Adverse Effect.

                  (c) Audits. (i) At any time and from time to time during
                      ------
         regular business hours, permit the Administrator, the Relationship Bank or any of their agents or representatives, upon at least two Business Days' prior notice (A) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of Seller or of Servicer relating to Pool Receivables, including, without limitation, the related Accounts and Contracts and other agreements, and (B) to visit the offices and properties of Seller or of Servicer for the purpose of examining such materials described in clause (i)(A)
                                                                  -------------
         next above, and to discuss matters relating to Pool Receivables or Seller's or Servicer's performance hereunder with any of the officers or employees of Seller or of Servicer having knowledge of such matters; and (ii) without limiting the provisions of clause (i) next above, from
                                                     ----------
         time to time on request of Administrator or the Relationship Bank, permit internal auditors or other employees of the Relationship Bank to conduct a review of Seller's or of Servicer's books and records; provided, however,
                                                         --------  -------
         that, unless a Liquidation Event is continuing, no more than one such review shall be conducted during each fiscal year of Seller and the cost thereof payable by Seller and Servicer in connection therewith shall not exceed $20,000.

                  (d) Keeping of Records and Books of Account. Maintain and
                      ---------------------------------------
         implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each new Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

                  (e) Performance and Compliance with Receivables and Contracts.
                      ---------------------------------------------------------
         At its expense timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables and all other agreements related to such Pool Receivables, except insofar as the failure to perform and comply would not materially and adversely affect the rights of Purchaser hereunder or the collectibility of such Pool Receivables.

                  (f) Location of Records. Keep its chief place of business and
                      -------------------
         chief executive office, and the offices where it keeps its records concerning the Pool Receivables, all related Accounts and Contracts and all other agreements related to such Pool Receivables (and all original documents relating thereto), at the address(es) of Seller referred to in Section 6.01(n) or, upon 30 days' prior written notice to the
            ---------------
         Administrator, at such other locations in jurisdictions where all action required by Section 8.05 shall have been taken and completed.
                            ------------

                  (g) Credit and Collection Policies. Comply in all material
                      ------------------------------
         respects with its Credit and Collection Policy in regard to each Pool Receivable and the related Contract.

                  (h) Collections. Instruct all Obligors to cause all payments
                      -----------
         with respect to Pool Receivables to be deposited directly with a Lock-Box Bank. From and after the occurrence of a Liquidation Event, deposit all collections received in stores of an Affiliate of the Seller or otherwise received by Seller into an account at a Lock-Box Bank within two Business Days of receipt.

         SECTION 7.02. Reporting Requirements of Seller. From the date hereof
                       --------------------------------
until the Final Payout Date, Seller shall, unless the Administrator and the Relationship Bank shall otherwise consent in writing, furnish to the Administrator and the Relationship Bank:

                  (a) Quarterly Financial Statements. As soon as available and
                      ------------------------------
         in any event within 75 days after the end of each of the first three quarters of each fiscal year of Charming Shoppes, copies of the financial statements of Charming Shoppes and its Subsidiaries, and of Seller, prepared on a consolidated basis in conformity with generally accepted accounting principles, duly certified by the chief financial officer of Charming Shoppes;

                  (b) Annual Financial Statements. As soon as available and in
                      ---------------------------
         any event within 120 days after the end of each fiscal year of Charming Shoppes, copies of the financial statements (i) of Charming Shoppes and its Subsidiaries, prepared on a consolidated basis in conformity with generally accepted accounting principles and duly certified by independent certified public accountants of recognized standing selected by Charming Shoppes and (ii) of Seller, prepared in conformity with generally accepted accounting principles and duly certified by an officer of the Seller;

                  (c) Liquidation Events. As soon as possible and in any event
                      ------------------
         within three Business Days after the occurrence of each Liquidation Event and each Unmatured Liquidation Event, a written statement of the Chairman, President, Treasurer or any Vice President of Seller setting forth details of such event and the action that Seller proposes to take with respect thereto;

                  (d) Litigation. As soon as possible and in any event within
                      ----------
         three Business Days of Seller's knowledge thereof, notice of (i) any litigation, investigation or proceeding which could have a Material Adverse Effect and (ii) any material adverse development in previously disclosed litigation;

                  (e) Change in Credit and Collection Policy. Prior to its
                      --------------------------------------
         effective date, notice of (i) any material change in the character of Seller's business or (ii) any material change in the Credit and Collection Policy; and

                  (f) Other. Promptly, from time to time, such other
                      -----
         information, documents, records or reports respecting the Receivables or the condition or operations, financial or otherwise, of the Transferors as the Administrator or the Relationship Bank may from time to time reasonably request in order to protect the interests of the Administrator or Purchaser under this Agreement.

         SECTION 7.03. Negative Covenants of Seller. From the date hereof until
                       ----------------------------
the Final Payout Date, Seller shall not, without the prior written consent of the Administrator:

                  (a) Sales, Liens, Etc. Except as otherwise provided herein,
                      -----------------
         sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Pool Receivable or related Account or Contract or Related Security, or any interest therein, or any lock-box account to which any

         Collections of any Pool Receivable are sent, or any right to receive income or proceeds from or in respect of any of the foregoing.

                  (b) Extension or Amendment of Pool Receivables. Except as
                      ------------------------------------------
         otherwise permitted in Section 8.02 or as ordered by a court of competent jurisdiction, extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

                  (c) Change in Business or Credit and Collection Policy. Make
                      --------------------------------------------------
         any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, materially impair the collectibility of any Pool Receivable or otherwise materially and adversely affect the interests or remedies of Purchaser under this Agreement or any other Transaction Document.

                  (d) Change in Payment Instructions to Obligors. Add or
                      ------------------------------------------
         terminate any bank as a Lock-Box Bank from the list provided to the Administrator and the Relationship Bank on the Initial Funding Date or make any change in its instructions to Obligors regarding payments to be made to Seller or Servicer or payments to be made to any Lock-Box Bank, unless the Administrator and the Relationship Bank shall have received notice of such addition, termination or change and duly executed copies of Lock-Box Agreements with each new Lock-Box Bank and shall have consented the identity of such Lock-Box Bank (which consent shall not be unreasonably withheld).

                  (e) Mergers, Sales, Etc. Be a party to any merger or
                      --------------------
         consolidation, or, except in the ordinary course of its business, sell, transfer, convey or lease all or substantially all of its assets, or sell or assign with or without recourse any Pool Receivables or any interest therein (other than pursuant hereto).

                  (f) Deposits to Special Accounts. Deposit or otherwise credit,
                      ----------------------------
         or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections.

         SECTION 7.04. Negative Covenants of the Servicer. From the date hereof
                       ----------------------------------
until the Final Payout Date, Servicer shall not, without the prior written consent of the Administrator:

                  (a) Extension or Amendment of Pool Receivables. Except as
                      ------------------------------------------
         otherwise permitted in Section 8.02 or as ordered by a court of
                                ------------
         competent jurisdiction, extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

                  (b) Change in Business or Credit and Collection Policy. Make
                      --------------------------------------------------
         any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, materially impair the collectibility of any Pool Receivable or otherwise materially and adversely affect the interests or remedies of Purchaser under this Agreement or any other Transaction Document.

                  (c) Change in Payment Instructions to Obligors. Add or
                      ------------------------------------------
         terminate any bank as a Lock-Box Bank from the list provided to the Administrator and the Relationship Bank on the Initial Funding Date or make any change in its instructions to Obligors regarding payments to be made to Seller or Servicer or payments to be made to any Lock-Box Bank, unless the Administrator and the Relationship Bank shall have received notice of such addition, termination or change and duly executed copies of Lock-Box Agreements with each new Lock-Box Bank and shall have consented the identity of such Lock-Box Bank (which consent shall not be unreasonably withheld).

                  (d) Mergers, Sales, Etc. Be a party to any merger or
                      -------------------
         consolidation, or, except in the ordinary course of its business, sell, transfer, convey or lease all or substantially all of its assets, or sell or assign with or without recourse any Pool Receivables or any interest therein (other than pursuant hereto).

                  (e) Deposits to Special Accounts. Deposit or otherwise credit,
                      ----------------------------
         or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections.

         SECTION 7.05. Separate Corporate Existence. Seller hereby acknowledges
                       ----------------------------
that Purchaser, the Liquidity Banks and the Administrator, are entering into the transactions contemplated by the Transaction Documents in reliance upon Seller's identity as a legal entity separate from Parent. Therefore, from and after the date hereof, Seller shall take all steps specifically required by this Agreement or by the Purchaser or Administrator to continue Seller's identity as a separate legal entity and to make it apparent to third Persons that Seller is an entity with assets and liabilities distinct from those of Parent and any other Person, and is not a division of Parent or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, Seller shall take such actions as shall be required in order that:

                  (a) Seller will be a limited purpose corporation whose primary activities are restricted in its certificate of incorporation to purchasing or otherwise acquiring from Parent, and owning, holding, granting security interests, or selling interests, in Pool Assets, entering into agreements for the servicing and financing of Pool Assets, entering into interest rate agreements, spread account agreements and similar documents and conducting such other activities as it deems necessary or appropriate to carry out its primary activities.

                  (b) Not less than one member of Seller's Board of Directors (the "Independent Director") shall be an individual who is not a
               --------------------
         direct, indirect or beneficial stockholder, officer, director, employee, affiliate, associate, or supplier of Seller or any of its

         Affiliates, except that the Independent Director may be an independent director on the Board of Directors of a direct or indirect "bankruptcy remote" subsidiary of Charming Shoppes. The certificate of incorporation of Seller shall provide that (i) Seller's Board of Directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to Seller unless the Independent Director shall approve the taking of such action in writing prior to the taking of such action and (ii) such provision cannot be amended without the prior written consent of the Independent Director.

                  (c) The Independent Director shall not at any time serve as a trustee in bankruptcy for Seller, Parent or any Affiliate thereof.

                  (d) Any employee, consultant or agent of Seller will be compensated from Seller's funds for services provided to Seller. Seller will engage no agents other than its attorneys, auditors and other professionals, and a servicer for Pool Assets, which servicer will be fully compensated for its services by payment of the Servicer's Fee.

                  (e) Seller will contract with Servicer to perform for Seller all operations required on a daily basis to service the Pool Assets. Seller will pay Servicer the Servicer's Fee pursuant hereto. Seller will not incur any material indirect or overhead expenses for items shared between Seller and Parent (or any other Affiliate thereof) which are not reflected in the Servicer's Fee. To the extent, if any, that Seller and Parent (or any other Affiliate thereof) share items of expenses not reflected in the Servicer's Fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered, it being understood that Parent shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including, without limitation, legal, agency and other fees.

                  (f) Seller will pay its own operating expenses.

                  (g) Seller will have its own separate post office box and stationery.

                  (h) Seller's books and records will be maintained separately from those of Parent and any other Affiliate thereof.

                  (i) All financial statements of Parent or any Affiliate thereof that are consolidated to include Seller will contain detailed notes clearly stating that (A) all of Seller's assets are owned by Seller, and (B) Seller is a separate corporate entity with creditors who have received security interests in Seller's assets.

                  (j) Seller's assets will be maintained in a manner that facilitates their identification and segregation from those of Parent or any Affiliate thereof.

                  (k) Seller will strictly observe corporate formalities in its dealings with Parent or any Affiliate thereof, and funds or other assets of Seller will not be commingled with those of Parent or any Affiliate thereof. Seller shall not maintain joint bank accounts or other depository accounts to which Parent or any Affiliate thereof (other than Parent in its capacity as Servicer) has independent access.

                  (l) Seller will maintain arm's-length relationships with Parent (and any Affiliate thereof). Any Person that renders or otherwise furnishes services to Seller will be compensated by Seller at market rates for such services it renders or otherwise furnishes to Seller. Except as contemplated in the Transaction Documents neither Seller nor Parent will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other.

         SECTION 7.06. Transaction Documents. Neither Seller nor Servicer shall
                       ---------------------
amend, modify, waive or provide consent under the provisions of any agreement expressly referenced in the definition of "Transaction Document" to which it is a party unless (x) the Administrator shall have given its prior written consent, and (y) for any amendment which may reasonably be expected to adversely affect the interests of the Commercial Paper Holders, the Rating Agency Condition is satisfied.

                                  ARTICLE VIII

                          ADMINISTRATION AND COLLECTION

         SECTION 8.01. Designation of Servicer.
                       -----------------------

         (a) Appointment of Servicer. The servicing, administering and
             -----------------------
collection of the Pool Receivables shall be conducted by the Person designated as Servicer hereunder ("Servicer") from time to time in accordance with this
                        --------
Section 8.01. Until the Administrator or the Relationship Bank gives to Seller
------------
and to Servicer a Successor Notice (as defined in Section 8.01(b)), Spirit of
                                                  ---------------
America, Inc. is hereby designated as, and hereby agrees to perform the duties and obligations of, Servicer pursuant to the terms hereof.

         (b) Successor Notice; Liquidation Events. Upon Servicer's receipt of a
             ------------------------------------
notice from the Administrator or Relationship Bank of the Administrator's or Relationship Bank's designation of a new Servicer (a "Successor Notice"),
                                                      ----------------
Servicer agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrator reasonably believes will facilitate the transition of the performance of such activities to the new Servicer, and the Administrator (or its designee) shall assume each and all of Seller's obligations to service and administer such Receivables, on the terms and subject to the conditions herein set forth, and Servicer shall use its best efforts to assist the Administrator (or its designee) in assuming such obligations. The Administrator and Relationship Bank agree not to give Servicer a Successor Notice until after the occurrence of a Replacement Event, in which case such Successor Notice may be given at any time in the Administrator's or the Relationship Bank's discretion. If Servicer disputes the occurrence of a Liquidation Event, Servicer may take appropriate action to resolve such dispute; provided that Servicer must terminate its activities hereunder as Servicer and
--------
allow the newly designated Servicer to perform such activities on the date provided by the Administrator or Relationship Bank as described above, notwithstanding the commencement or continuation of any proceeding to resolve the aforementioned dispute; provided, further that in the event that such
                            --------  -------
dispute is resolved in favor of Servicer and no other Liquidation Event has occurred and is continuing, at Seller's written request, Servicer shall be reinstated as Servicer.

         (c) Subcontracts. Servicer may, with the prior consent of the
             ------------
Administrator, subcontract with any other person for servicing, administering or collecting the Pool Receivables, provided that (i) Servicer shall remain liable for the performance of the duties and obligations of Servicer pursuant to the terms hereof and (ii) such subcontract provides for termination upon the occurrence of a Liquidation Event. The Administrator hereby acknowledges and consents to the continuation of Total Systems Services, Inc. as the Administrative Servicer.

         (d) Servicer's Fee. Seller shall be responsible for the payment of
             --------------
(and, if paid by Purchaser or Administrator, shall on demand reimburse Purchaser or the Administrator for) Seller's Portion of the Servicing Fee. "Seller's
                                                                  --------
Portion of the Servicing Fee" for any Settlement Period means an amount equal to
----------------------------
(i) the Servicer's Fee Rate times (ii) (x) the aggregate Unpaid Balance of the
                            -----
Pool Receivables as of the first day of such Settlement Period minus (y) the Purchaser's Total Investment on that Settlement Date times (iii) 1/360 times
                                                     -----             -----
(iv) the number of days in such Settlement Period.

         SECTION 8.02. Duties of Servicer.
                       ------------------

         (a) Appointment; Duties in General. Each of Seller, Purchaser and the
             ------------------------------
Administrator hereby appoints as its agent Servicer, as from time to time designated pursuant to Section 8.01, to enforce its rights and interests in and
                       ------------
under the Pool Receivables, the Related Security and the related Contracts. Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

         (b) Allocation of Collections; Segregation. Servicer shall set aside
             -------------------------
for the account of Seller and Purchaser their respective allocable shares of the Collections of Pool Receivables in accordance with Section 1.03 but shall not be
                                                   ------------
required (unless otherwise requested by the Administrator or the Relationship
Bank) to segregate the funds constituting such portions of such Collections prior to the remittance thereof in accordance with said Section. If instructed by the Administrator or the Relationship Bank, Servicer shall segregate and deposit with a bank designated by the Relationship Bank, with the approval of the Administrator, Purchaser's Share of Collections of Pool Receivables, set aside for Purchaser on the first Business Day following receipt by Servicer of such Collections in immediately available funds.

         (c) Modification of Receivables. So long as no Liquidation Event or
             ---------------------------
Unmatured Liquidation Event shall have occurred and be continuing, Servicer, may, in accordance with the Credit and Collection Policy, (i) extend the maturity or adjust the Unpaid Balance of, or defer payment of, or otherwise modify the terms of any Receivable as Seller may determine to be appropriate to maximize Collections thereof; provided that, after giving effect to such
                              -------- ----
extension of maturity or such adjustment, the Asset Interest, expressed as a percentage of Net Pool Balance, will not exceed the Allocation Limit, and (ii) adjust the Unpaid Balance of any Receivable to reflect the reductions or cancellations described in the first sentence of Section 3.02(a).
                                                 ---------------

         (d) Documents and Records. Seller shall deliver to Servicer, and
             ---------------------
Servicer shall hold in trust for Seller and Purchaser in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) that evidence or relate to Pool Receivables.

         (e) Certain Duties to Seller. Servicer shall, as soon as practicable
             ------------------------
following receipt, turn over to Seller (i) that portion of Collections of Pool Receivables representing Seller's undivided interest therein, and (ii) the Collections of any Receivable which is not a Pool Receivable. Servicer, if other than Seller, shall, as soon as practicable upon demand, deliver to Seller all documents, instruments and records in its possession that evidence or relate to Receivables of Seller other than Pool Receivables, and copies of documents, instruments and records in its possession that evidence or relate to Pool Receivables.

         (f) Termination. the Final Payout Date. Servicer's authorization under
             -----------
this Agreement shall terminate upon

         (g) Power of Attorney. Seller hereby grants to Servicer an irrevocable
             -----------------
power of attorney, with full power of substitution, coupled with an interest, to take in the name of Seller all steps which are necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by Seller or transmitted or received by Purchaser (whether or not from Seller) in connection with any Receivable.

         SECTION 8.03. Rights of the Administrator.
                       ---------------------------

         (a) Notice to Obligors. At any time during the continuance of a
             ------------------
Liquidation Event, the Administrator may notify the Obligors of Pool Receivables, or any of them, of the ownership of Asset Interests by Purchaser.

         (b) Notice to Lock-Box Banks. At any time following the earliest to
             ------------------------
occur of (i) the occurrence of a Liquidation Event, (ii) the commencement of the Liquidation Period, and (iii) the warranty in Section 6.01(i) shall no longer be true, the Administrator is hereby
            ---------------
authorized to give notice to the Lock-Box Banks, as provided in the Lock-Box Agreements, of the transfer to the Administrator of dominion and control over the lock-boxes and related accounts to which the Obligors of Pool Receivables make payments. Seller hereby transfers to the Administrator, effective when the Administrator shall give notice to the Lock-Box Banks as provided in the Lock-Box Agreements, the exclusive dominion and control over such lock-boxes and accounts, and shall take any further action that the Administrator may reasonably request to assist with such transfer.

         (c) Rights on Liquidation Event. At any time following the designation
             ---------------------------
of a Servicer other than Seller pursuant to Section 8.01:
                                            ------------

                  (i) The Administrator may direct the Obligors of Pool Receivables, or any of them, to pay all amounts payable under any Pool Receivable directly to the Collateral Agent.

                  (ii) Seller shall, at the Administrator's or Relationship Bank's request and at Seller's expense, give notice of the ownership of the Pool Receivables by Purchaser to each said Obligor and direct that payments be made directly to the Collateral Agent.

                  (iii) Seller shall, at the Administrator's or Relationship Bank's request, (A) assemble all of the documents, instruments and other records (including, without limitation, computer programs, tapes and disks) which evidence the Pool Receivables, and the related Accounts and Contracts and Related Security, or which are otherwise reasonably necessary or desirable to service such Pool Receivables, and make the same available to the Administrator at a place selected by the Administrator or the Relationship Bank, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool Receivables in a manner reasonably acceptable to the Administrator and promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Collateral Agent.

                  (iv) Each of Seller and Purchaser hereby authorizes the Administrator, and grants to the Administrator an irrevocable power of attorney, to take any and all steps in Seller's name and on behalf of Seller and Purchaser which are reasonably necessary or desirable, in the determination of the Administrator, to collect all amounts due under any and all Pool Receivables, including, without limitation, endorsing Seller's name on checks and other instruments representing Collections and enforcing such Pool Receivables and the related Contracts; provided that the Administrator shall not exercise its
                    --------
         rights under such Power of Attorney unless a Liquidation Event shall have occurred and be continuing.

         SECTION 8.04. Responsibilities of Seller. notwithstanding: Anything
                       --------------------------
herein to the contrary

         (a) Contracts. Seller shall perform all of its obligations under the
             ---------
Contracts related to the Pool Receivables and under other agreements related thereto to the same extent as if the Asset Interest had not been sold hereunder, and the exercise by the Administrator or its designee of its rights hereunder shall not relieve Seller from such obligations.

         (b) Limitation of Liability. The Administrator, the Relationship Bank
             -----------------------
and Purchaser shall not have any obligation or liability with respect to any Pool Receivables, Contracts or Accounts related thereto or any other related agreements, nor shall any of them be obligated to perform any of the obligations of Seller thereunder.

         SECTION 8.05. Further Action Evidencing Purchases and Reinvestments.
                       -----------------------------------------------------

         (a) Further Assurances. Seller agrees to mark its master data
             ------------------
processing records evidencing such Pool Receivables and the related Contracts with a legend, acceptable to the Administrator, evidencing that the Asset Interest has been sold in accordance with this Agreement. Seller agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Administrator or its designee may reasonably request in order to perfect, protect or more fully evidence the Purchases hereunder and the resulting Asset Interest, or to enable Purchaser or the Administrator or its designee to exercise or enforce any of their respective rights hereunder or under any Transaction Document. Without limiting the generality of the foregoing, Seller will upon the request of the Administrator or its designee execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate.

         (b) Additional Financing Statements; Performance by Administrator.
             -------------------------------------------------------------
Seller hereby authorizes the Administrator or its designee to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Pool Assets now existing or hereafter arising in the name of Seller. If Seller fails to perform any of its agreements or obligations under this Agreement, the Administrator or its designee may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of the Administrator or its designee incurred in connection therewith shall be payable by Seller as provided in Section 14.05.
   -------------

         (c) Continuation Statements; Opinion. Without limiting the generality
             --------------------------------
of subsection (a), Seller shall, not earlier than six (6) months and not later
   --------------
than three (3) months prior to the fifth anniversary of the date of filing of the financing statement referred to in Section 5.01(e) or any other financing
                                       ---------------
statement filed pursuant to this Agreement or in connection with any Purchase hereunder, unless the Final Payout Date shall have occurred:

                  (i) execute and deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement; and

                  (ii) deliver or cause to be delivered to the Administrator an opinion of the counsel for Seller referred to in Section 5.01(h) (or
                                                          ---------------
         other counsel for Seller reasonably satisfactory to the Administrator), in form and substance reasonably satisfactory to the Administrator, confirming and updating the opinion delivered pursuant to Section
                                                                   -------
         5.01(h) to the effect that Purchaser's Total Interest hereunder
         -------
         continues to be a valid and perfected ownership or security interest, subject to no other Liens of record except as provided herein or otherwise permitted hereunder.

         SECTION 8.06. Application of Collections. Any payment by an Obligor in
                       --------------------------
respect of any indebtedness owed by it to Seller shall, except as otherwise specified by such Obligor, as required by the underlying Contract or law or unless the Administrator instructs otherwise, be applied, first, as a Collection of any Pool Receivable or Receivables then outstanding of such Obligor in the order of the age of such Pool Receivables, starting with the oldest of such Pool Receivable and, second, to any other indebtedness of such Obligor.

                                   ARTICLE IX

                                SECURITY INTEREST

         SECTION 9.01. Grant of Security Interest. To secure all obligations of
                       --------------------------
Seller and Servicer arising in connection with this Agreement and each other Transaction Document to which either of them is a party, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, all Indemnified Amounts, payments on account of Collections and fees, in each case pro rata according to the
                                              --- ----
respective amounts thereof, Seller hereby assigns and grants to Purchaser, for the benefit of the Secured Parties, a security interest in all of Seller's right, title and interest (including specifically any undivided interest retained by Seller hereunder) now or hereafter existing in, to and under all the Pool Assets and proceeds thereof.

         SECTION 9.02. Further Assurances. The provisions of Section 8.05 shall
                       ------------------                    ------------
apply to the security interest granted under Section 9.01 as well as to the
                                             ------------
Purchases, Reinvestments and all the Asset Interests hereunder.

         SECTION 9.03. Remedies. Upon the occurrence of a Liquidation Event,
                       --------
Purchaser shall have, with respect to the collateral granted pursuant to Section
                                                                         -------
9.01, and in addition to all other rights and remedies available to Purchaser or
----
the Administrator under this Agreement or other applicable law, all the rights and remedies of a secured party upon default under the UCC.


                                    ARTICLE X

                               LIQUIDATION EVENTS

         SECTION 10.01. Liquidation Events. The following events shall be
                        ------------------
"Liquidation Events" hereunder:
 ------------------

                  (a) (i) Servicer (if Seller or its Affiliate is Servicer) shall fail to deliver to Administrator an Information Package for any Settlement Period on or before 12:00, noon (New York City time) of the related Settlement Date or (ii) Servicer (if Seller or its Affiliate is Servicer) shall fail to perform or observe in any material respect any other term, covenant or agreement that is an obligation of Servicer hereunder (other than as referred to in clause (iii) next following)
                                                 ------------
         and such failure shall remain unremedied for five Business Days after
         (1) written notice thereof shall have been given by the Administrator to Seller or (2) Seller has actual knowledge thereof or (iii) Servicer (if Seller or its Affiliate is Servicer) shall fail to make any payment or deposit to be made by it hereunder when due and such failure shall remain unremedied for more than three Business Days; or

                  (b) Any representation or warranty made or deemed to be made by a Transferor or the Servicer, if Seller or its Affiliate is Servicer, (or any of their officers) under a Transaction Document or Information Package or other information or report delivered pursuant hereto shall prove to have been incorrect in any material respect when made and shall continue to be incorrect for a period of thirty-five days (or, with respect to Section 6.01(l), fifteen Business Days) after
                                   ---------------
         (i) written notice thereof shall have been given by the Administrator to the Seller or the Servicer (if Seller or its Affiliate is Servicer) or (ii) Seller or the Servicer (if Seller or its Affiliate is Servicer) has actual knowledge thereof; provided, that with respect to the breach
                                       --------
         of the representations or warranties set forth in Section 6.01(l) or
                                                           ---------------
         (p), compliance by Seller with the provisions of Section 3.02 in
         ---                                              ------------
         respect thereof shall be deemed to cure such breach; or

                  (c) A Transferor shall fail to perform or observe in any material respect any other term, covenant or agreement contained in any of the Transaction Documents to which it is a party on its part to be performed or observed and any such failure shall remain unremedied for thirty days after (i) written notice thereof shall have been given by the Administrator to Seller or (ii) Seller has actual knowledge thereof; or

                  (d) (i) A default shall have occurred and be continuing under any Credit Facility of Charming Shoppes or any of its Affiliates with respect to a payment of principal of or premium or interest in excess of $1,000,000 (or $5,000,000, in the case of Charming Shoppes), which default if unremedied, uncured, or unwaived (with or without the passage of time or the giving of notice or both) would permit acceleration of the maturity of such indebtedness and such default shall have continued unremedied, uncured or unwaived for a period long enough to permit such acceleration, and (x) any notice of default required to permit acceleration shall have been given and ten days shall have passed without such default having been cured or waived or
         (y) an acceleration shall have occurred; or (ii) any default under any agreement or instrument relating to the purchase of receivables of Seller or any other Transferor shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default is to permit the termination of the commitment of any party to such agreement or instrument to purchase receivables or the right of Seller to reinvest in receivables the principal amount paid by any party to such agreement or instrument for interest in receivables (provided that such default is not related to failure of the obligors on such purchased receivables to pay due to credit problems of such obligors or other portfolio tests with respect to such receivables), and (x) any notice of such event required to permit such termination shall have been delivered and ten days shall have passed without such default having been cured or waived or (y) termination shall have occurred; or

                  (e) An Event of Bankruptcy shall have occurred and remain continuing with respect to a Transferor, Servicer, Charming Shoppes or CSRC; or

                  (f) (i) Any litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings not disclosed in writing by Seller to the Administrator and Purchaser prior to the date of execution and delivery of this Agreement is pending against a Transferor, Servicer, Charming Shoppes or CSRC, or
         (ii) any material development not so disclosed has occurred in any litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings so disclosed, which, in the case of clause (i) or (ii), in the reasonable opinion of
                               ----------    ----
         the Administrator, has a reasonable likelihood of having a Material Adverse Effect; or

                  (g) The funds on deposit in the RPA Cash Collateral Account shall be less than the RPA Required Cash Collateral Amount, and such condition shall continue for ten days; or any amount required to be deposited in the Spread Account under the terms of the Spread Account Agreement shall not have been so deposited and such condition shall continue for ten days;

                  (h) On any Settlement Date, after giving effect to the payments made under Section 3.01(c), the Asset Interest exceeds the
                             ---------------
         Allocation Limit or the Purchaser's Total Investment exceeds the Purchase Limit; or

                  (i) An "Early Amortization Event" has occurred under the Specified Supplement and is continuing; or

                  (j) A Transferor, Servicer (if Servicer is Seller or its Affiliate) or Charming Shoppes is subject to a Change in Control; or

                  (k) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any of the assets of Seller and such lien shall not have been released within 5 Business Days, or the Pension Benefit Guaranty

         Corporation shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of Seller or any of its Affiliates; or

                  (l) Fashion Service Corp. shall fail to perform its obligations under the Cap Agreements, and such failure shall continue for three Business Days; or a Termination Event (as defined in the Cap Agreements) shall occur with respect to Fashion Service Corp.; or


                  (m) The CB Excess Yield Percentage is less than 0% for three consecutive Settlement Periods.

                  SECTION 10.02. Remedies.
                                 --------

         (a) Optional Liquidation. Upon the occurrence of a Liquidation Event
             --------------------
(other than a Liquidation Event described in subsection (e), (g), (h), (l) or
                                             --------------  ---  ---  ---
(m) of Section 10.01), the Administrator shall, at the request, or may with the
---    --------------
consent, of Purchaser, by notice to Seller declare the Purchase Termination Date to have occurred and the Liquidation Period to have commenced.

         (b) Automatic Liquidation. Upon the occurrence of a Liquidation Event
             ---------------------
described in subsection (e), (g), (h), (l) or (m) of Section 10.01, the Purchase
             --------------  ---  ---  ---    ---    -------------
Termination Date shall occur and the Liquidation Period shall commence automatically.

         (c) Additional Remedies. Upon any Purchase Termination Date pursuant to
             -------------------
this Section 10.02, no Purchases or Reinvestments thereafter will be made, and
     -------------
the Administrator, Purchaser and the Relationship Bank shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative.


                                   ARTICLE XI

                      THE ADMINISTRATOR; RELATIONSHIP BANK

         SECTION 11.01. Authorization and Action. Pursuant to the Program
                        ------------------------
Administration Agreement and the Relationship Bank Agreement, Purchaser has appointed and authorized the Administrator and the Relationship Bank (or their respective designees) to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrator or the Relationship Bank by the terms hereof, together with such powers as are reasonably incidental thereto.

         SECTION 11.02. Administrator's and Relationship Bank's Reliance, Etc.
                        -----------------------------------------------------
The Administrator, the Relationship Bank and their directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by it or them under or in connection with the Transaction Documents (including, without limitation, the servicing, administering or collecting of Pool Receivables as Servicer pursuant to Section 8.01), except for its or their own gross negligence or willful
   ------------
misconduct. Without limiting the generality of the foregoing, each of the Administrator and the Relationship Bank: (a) may consult with legal counsel (including counsel for Seller), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to Purchaser or any other holder of any interest in Pool Receivables and shall not be responsible to Purchaser or any such other holder for any statements, warranties or representations made in or in connection with any Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Transaction Document on the part of Seller or to inspect the property (including the books and records) of Seller; (d) shall not be responsible to Purchaser or any other holder of any interest in Pool Receivables for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Transaction Document; and (e) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile or telex) reasonably believed by it to be genuine and signed or sent by the proper party or parties.

         SECTION 11.03. State Street Capital and State Street Bank and
                        ----------------------------------------------
Affiliates. State Street Capital and State Street Bank and any of their
----------
respective Affiliates may generally engage in any kind of business with Seller or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of Seller or any Obligor or any of their respective Affiliates, all as if State Street Capital and State Street Bank were not the Administrator and the Relationship Bank, respectively, and without any duty to account therefor to Purchaser or any other holder of an interest in Pool Receivables.


                                   ARTICLE XII

                       ASSIGNMENT OF PURCHASER'S INTEREST

         SECTION 12.01. Restrictions on Assignments.
                        ---------------------------

         (a) Except as provided in the next sentence, none of Seller, Servicer or State Street Bank, individually or as the Relationship Bank (except as otherwise provided in the Relationship Bank Agreement), may assign its rights, or delegate its duties hereunder or any interest herein without the prior written consent of the Administrator. Servicer may assign its rights as Servicer under this Agreement to any of its Affiliates without prior written consent of the Administrator, provided that Servicer shall have given the Administrator ten
                   --------
days' prior written notice thereof. Purchaser may not assign its rights hereunder (although it may delegate its duties hereunder as expressly indicated herein) or the Asset Interest (or any portion thereof) to any Person without the prior written consent of Seller, which shall not be unreasonably withheld (it being recognized and understood by all parties hereto that all parties hereto shall deem it reasonable for Seller to withhold such consent if any such proposed assignment would, in the reasonable determination of Seller, cause Seller to be required to pay to any Affected Party any of the amounts referred to in Section 4.02); provided, however, that
      ------------   --------  -------

                  (i) Purchaser may assign all of its rights and interests in the Transaction Documents, together with all its interest in the Asset Interest, to State Street Capital or State Street Bank, or both, or any Affiliate of either of them, or to any "bankruptcy remote" special purpose entity, the business of which is administered by State Street Capital or any Affiliate of State Street Capital provided, that such
                                                          --------
         assignment shall not cause a material increase in the Earned Discount Rate; and

                  (ii) Purchaser may assign and grant a security interest in all of its rights in the Transaction Documents, together with all of its rights and interest in the Asset Interest, to the Collateral Agent, to secure Purchaser's obligations under or in connection with the Commercial Paper Notes, the Liquidity Agreement, the Credit Agreement and any letter of credit issued thereunder, and certain other obligations of Purchaser incurred in connection with the funding of the Purchases and Reinvestments hereunder, which assignment and grant of a security interest (and any subsequent assignment by the Collateral Agent) shall not be considered an "assignment" for purposes of this
         Section 12.01 or, prior to the enforcement of such security interest,
         -------------
         for purposes of any other provision of this Agreement.

         (b) Seller agrees to advise the Administrator within five Business Days after notice to Seller of any proposed assignment by Purchaser of the Asset Interest (or any portion thereof), not otherwise permitted under subsection (a),
                                                                 --------------
of Seller's consent or non-consent to such assignment and, if it does not consent, the reasons therefor. If Seller does not consent to such assignment, Purchaser may immediately assign such Asset Interest (or portion thereof) to State Street Capital, State Street Bank or any Affiliate of State Street Capital or State Street Bank. All of the aforementioned assignments shall be upon such terms and conditions as Purchaser and the assignee may mutually agree.

         SECTION 12.02.  Rights of Assignee. Upon the assignment by Purchaser in
                         ------------------
accordance with this Article XII, the assignee receiving such assignment shall
                     -----------
have all of the rights of Purchaser with respect to the Transaction Documents and the Asset Interest (or such portion thereof as has been assigned).

         SECTION 12.03.  Evidence of Assignment. Any assignment of the Asset
                         ----------------------
Interest (or any portion thereof) to any Person may be evidenced by such instrument(s) or document(s) as may be reasonably satisfactory to Purchaser, the Administrator and the assignee.

         SECTION 12.04.  Rights of the Banks and Collateral Agent. Seller hereby
                         ----------------------------------------
agrees that, upon notice to Seller, the Collateral Agent may exercise all the rights of the Administrator hereunder, with respect to the Asset Interest (or any portions thereof), and Collections with respect thereto, which are owned by Purchaser, and all other rights and interests of Purchaser in, to or under this Agreement or any other Transaction Document. Without limiting the foregoing, upon such notice Collateral Agent may request Servicer to segregate Purchaser's allocable shares of Collections from Seller's allocable share, may give a Successor Notice pursuant to Section 8.01(a), may give or require the
                             ---------------
Administrator or Relationship Bank to give notice to the Lock-Box Banks as referred to in Section 8.03(b) and may direct the Obligors of Pool Receivables
               ---------------
to make payments in respect thereof directly to an account designated by them, in each case, to the same extent as the Administrator might have done.

                              ARTICLE XIII

                            INDEMNIFICATION

         SECTION 13.01.  Indemnities by Seller.
                         ---------------------

         (a) General Indemnity. Without limiting any other rights which any such
             -----------------
Person may have hereunder or under applicable law, Seller hereby agrees to indemnify each of the Administrator, Purchaser, the Liquidity Banks, the Credit Bank, the Relationship Bank, the Liquidity Agent, each of their respective Affiliates, and all successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each an "Indemnified Party"), forthwith on demand, from
                               -----------------
and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded
                                             -------------------
against or incurred by any of them arising out of or relating to the Transaction Documents or the ownership or funding of the Asset Interest or in respect of any Receivable or Account or any Contract, excluding, however, (a) Indemnified
                                       ---------  -------
Amounts to the extent resulting from gross negligence or willful misconduct on the part of any such Indemnified Party, (b) recourse (except as otherwise specifically provided in this Agreement) for any Receivable that is not paid as a result of credit related issues and (c) any tax based upon or measured by net income. Without limiting the foregoing, Seller shall indemnify each Indemnified Party for Indemnified Amounts arising out of or relating to:

                  (i) the transfer by Seller of any interest in any Receivable other than the transfer of an Asset Interest to Purchaser pursuant to this Agreement and the grant of a security interest to Purchaser pursuant to Section 9.01;
                     ------------

                  (ii) any representation or warranty made by Seller or Servicer (or any of its officers) under or in connection with any Transaction Document, any Information Package or any other information or report delivered by or on behalf of Seller pursuant hereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made;

         (iii) the failure by Seller or Servicer to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Account or Contract, or the nonconformity of any Pool Receivable or the related Contract with any such applicable law, rule or regulation;

         (iv) the failure to vest and maintain vested in Purchaser an undivided percentage ownership interest, to the extent of the Asset Interest, in the Receivables in, or purporting to be in, the Receivables Pool, free and clear of any Lien, other than a Lien arising solely as a result of an act of Purchaser, the Administrator or the Relationship Bank, whether existing at the time of any Purchase or Reinvestment of such Asset Interest or at any time thereafter, unless such failure is the result of the failure of Purchaser to execute any necessary financing statements;

         (v) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool, whether at the time of any Purchase or Reinvestment or at any time thereafter;

         (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable's or the related Contract's not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

         (vii) any failure of Seller or Servicer to perform its duties or obligations in accordance with the provisions of Article VIII;
                                                 ------------

         (viii) any products liability claim arising out of or in connection with merchandise or services that are the subject of any Pool Receivable; or

         (ix) any tax or governmental fee or charge (but not including taxes upon or measured by net income), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of any Asset Interest, or any other interest in the Pool Receivables or in any goods which secure any such Pool Receivables.

         (b) Contest of Tax Claim; After-Tax Basis. If any Indemnified Party
             -------------------------------------
shall have notice of any attempt to impose or collect any tax or governmental fee or charge for which indemnification will be sought from Seller under Section
                                                                         -------
13.01(a)(ix), such Indemnified Party shall give prompt and timely notice of such
------------
attempt to Seller and Seller shall have the right, at its expense, to participate in any proceedings resisting or objecting to the imposition or collection of any such tax, governmental fee or charge. Indemnification hereunder shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences to the Indemnified Party of the payment of any of the aforesaid taxes and the receipt of the indemnity provided hereunder or of any refund of any such tax previously indemnified hereunder, including the effect of such tax or refund on the amount of tax measured by net income or profits which is or was payable by the Indemnified Party.

         (c) Contribution. If for any reason the indemnification provided above
             ------------
in this Section 13.01 is unavailable to an Indemnified Party or is insufficient
        -------------
to hold an Indemnified Party harmless, then Seller shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and Seller on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

                              ARTICLE XIV

                             MISCELLANEOUS

         SECTION 14.01. Amendments, Etc. No amendment or waiver of any provision
                        ---------------
of this Agreement nor consent to any departure by Seller therefrom shall in any event be effective unless the same shall be in writing and signed by (a) Seller, the Administrator and Purchaser (with respect to an amendment), provided that no
                                                                --------
amendment shall become effective without the signature of the Relationship Bank, if such amendment materially increases the obligations or liabilities of the Relationship Bank, in either its individual or agent capacity hereunder, or materially reduces any amount payable to it hereunder or (b) the Administrator and Purchaser (with respect to a waiver or consent by them) or Seller (with respect to a waiver or consent by it), as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The parties acknowledge that, before entering into such an amendment or granting such a waiver or consent, Purchaser may also be required to obtain the approval of some or all of the Liquidity Banks or the Credit Bank or to satisfy the Rating Agency Condition with respect to such amendment, waiver or consent. The parties acknowledge that the effect of any waiver of a Liquidation Event hereunder shall be to negate any effect of the continuation of such Liquidation Event under the Spread Account Agreement.

         SECTION 14.02. Notices, Etc. All notices and other communications
                        ------------
provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by express mail or courier or by certified mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth in Exhibit 14.02 or at such other address or facsimile number as shall be
   -------------
designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered or sent by express mail or courier or if sent by certified mail, when received, and (b) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

         SECTION 14.03. No Waiver; Remedies. No failure on the part of the
                        -------------------
Administrator, the Relationship Bank, any Affected Party, any Indemnified Party, Purchaser or any other holder of the Asset Interest (or any portion thereof) to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each of State Street Capital, individually and as Administrator, State Street Bank, individually and as Relationship Bank, the Collateral Agent, the Credit Bank and each Liquidity Bank is hereby authorized by Seller at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by State Street Capital, the Collateral Agent and such Liquidity Bank to or for the credit or the account of Seller, now or hereafter existing under this Agreement, to the Administrator, any Affected Party, any Indemnified Party or Purchaser, or their respective successors and assigns.

        SECTION 14.04. Binding Effect; Survival. This Agreement shall be binding
                        ------------------------
upon and inure to the benefit of Seller, the Administrator, the Relationship Bank, Purchaser and their respective successors and assigns, and the provisions of Section 4.02 and Article XIII shall inure to the benefit of the Affected
   ------------     ------------
Parties and the Indemnified Parties, respectively, and their respective successors and assigns; provided, however, nothing in the foregoing shall be
                        --------  -------
deemed to authorize any assignment not permitted by Section 12.01. This
                                                    -------------
Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Final Payout Date. The rights and remedies with respect to any breach of any representation and warranty made by Seller pursuant to Article VI and the
                                                              ----------
indemnification and payment provisions of Article XIII and Sections 4.02, 14.05,
                                          ------------     -------------  -----
14.06, 14.07, 14.08 and 14.15 shall be continuing and shall survive any
-----  -----  -----     -----
termination of this Agreement.

         SECTION 14.05. Costs, Expenses and Taxes. In addition to its
                        -------------------------
obligations under Article XIII, Seller agrees to pay on demand:
                  ------------

                  (a) all reasonable costs and expenses incurred by the Administrator, the Relationship Bank, the Credit Bank, the Collateral Agent and the Purchaser and their respective Affiliates in connection with the negotiation, preparation, execution and delivery, the administration (including periodic auditing) or the enforcement of, or any actual or claimed breach of, this Agreement and the other Transaction Documents, including, without limitation (i) the reasonable fees and expenses of counsel to any of such Persons incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under any of the Transaction Documents, and (ii) all reasonable out-of-pocket expenses (including reasonable fees and expenses of independent accountants), incurred in connection with any review of Seller's books and records either prior to the execution and delivery hereof or pursuant to Section
                                                                         -------
7.01(c); and
-------

         (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents, and agrees to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

         SECTION 14.06. No Proceedings. Seller, Servicer, State Street Capital
                        --------------
(individually and as Administrator) and State Street Bank (individually and as Relationship Bank) each hereby agrees that it will not institute against Purchaser, or join any other Person in instituting against Purchaser, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as any Commercial Paper Notes issued by Purchaser shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper Notes shall have been outstanding. The foregoing shall not limit Seller's right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than Seller.

         SECTION 14.07. Confidentiality of Program Information.
                        --------------------------------------

                  (a) Confidential Information. Each party hereto acknowledges
                      ------------------------
         that State Street Capital regards the structure of the transactions contemplated by this Agreement to be proprietary, and each such party severally agrees that:


                  (i) it will not disclose without the prior written consent of State Street Capital (other than to the directors, employees, auditors, counsel or affiliates (collectively, "representatives" of such party, each of whom shall be informed by such party of the confidential nature of the Program Information (as defined below) and of the terms of this
         Section 14.07), (A) any information regarding the pricing in, or copies
         -------------
         of, this Agreement or any transaction contemplated hereby, (B) any information regarding the organization, business or operations of Purchaser generally or the services performed by the Administrator or the Relationship Bank for Purchaser, or (C) any information which is furnished by State Street Capital to such party and which is designated by State Street Capital to such party as confidential or not otherwise available to the general public (the information referred to in clauses (A), (B) and (C) is collectively
                                    ----------------     ---
         referred to as the "Program Information"); provided, however, that such
                             -------------------    --------  -------
         party may disclose any such Program Information (I) to any other party to this Agreement for the purposes contemplated hereby, (II) as may be required by any municipal, state, federal or other regulatory body having or claiming to have jurisdiction over such party, (III) in order to comply with any law, order, regulation, regulatory request or ruling applicable to such party, (IV) subject to subsection (c), in the event
                                                   --------------
         such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose any such Program Information; or (V) specifically, Seller or one of its affiliates may file this executed agreement as an exhibit to any annual or quarterly report it files with the United States Securities and Exchange Commission; and

          (ii) it will use the Program Information solely for the purposes of evaluating, administering and enforcing the transactions contemplated by this Agreement and making any necessary business judgments with respect thereto;

         (b) Availability of Confidential Information. This Section 14.07 shall
             ----------------------------------------       -------------
be inoperative as to such portions of the Program Information which are or become generally available to the public or such party on a nonconfidential basis from a source other than State Street Capital or were known to such party on a nonconfidential basis prior to its disclosure by State Street Capital.

         (c) Legal Compulsion to Disclose. In the event that any party or anyone
             ----------------------------
to whom such party or its representatives transmits the Program Information is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Program Information, such party will:

                  (i) provide State Street Capital with prompt written notice so that State Street Capital may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this
         Section 14.07; and
         -------------

                  (ii) unless State Street Capital waives compliance by such party with the provisions of this Section 14.07, make a timely
                                           -------------
         objection to the request or confirmation to provide such Program Information on the basis that such Program Information is confidential and subject to the agreements contained in this Section 14.07.
                                                         -------------

In the event that such protective order or other remedy is not obtained, or State Street Capital waives compliance with the provisions of this Section
                                                                   -------
14.07, such party will furnish only that portion of the Program Information
-----
which (in such party's good faith judgment) is legally required to be furnished and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Program Information.

         (d) Survival. This Section 14.07 shall survive termination of this
             --------       -------------
Agreement.


     SECTION 14.08. Confidentiality of Seller Information.
                    -------------------------------------

         (a) Confidential Information. Each party hereto acknowledges that
             ------------------------
Seller regards certain financial and portfolio information to be confidential, and each such party severally agrees that:

                  (i) it will not disclose without the prior written consent of Seller (other than to the directors, employees, auditors, counsel or affiliates (collectively, "representatives" of such party, each of whom shall be informed by such party of the confidential nature of the Seller Information (as defined below) and of the terms of this Section
                                                                        -------
         14.08), (A) any financial information regarding Seller, (B) any pricing
         -----
         information of Seller, or (C) any information which is furnished by Seller to such party and which is designated by Seller to such party as confidential or not otherwise available to the general public (the information referred to in clauses (A), (B) and (C) is collectively
                                    ----------------     ---
         referred to as the "Seller Information"); provided, however, that such
                             ------------------    --------  -------
         party may disclose any such Seller Information (I) to any other party to this Agreement for the purposes contemplated hereby, (II) as may be required by any municipal, state, federal or other regulatory body having or claiming to have jurisdiction over such party, (III) in order to comply with any law, order, regulation, regulatory request or ruling applicable to such party, (IV) subject to subsection (c), in the event
                                                   --------------
         such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose any such Seller Information, and (V) to the Credit Bank, the Liquidity Banks, any assignee or participant or potential assignee or participant of the Credit Bank or any Liquidity Bank, the rating agencies rating the Commercial Paper Notes, and the investors in and dealers of the Commercial Paper Notes; and

                  (ii) it will use the Seller Information solely for the purposes of evaluating, administering and enforcing the transactions contemplated by this Agreement and making any necessary business judgments with respect thereto.

         (b) Availability of Confidential Information. This Section 14.08 shall
             ----------------------------------------       -------------
be inoperative as to such portions of the Seller Information which are or become generally available to the public or such party on a nonconfidential basis from a source other than Seller or were known to such party on a nonconfidential basis prior to its disclosure by Seller.

         (c) Legal Compulsion to Disclose. In the event that any party or anyone
             ----------------------------
to whom such party or its representatives transmits the Seller Information is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Seller Information, such party will

                  (i) provide Seller with prompt written notice so that Seller may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 14.08; and
                                                -------------

                  (ii) unless Seller waives compliance by such party with the provisions of this Section 14.08, make a timely objection to the
                            -------------
         request or confirmation to provide such Seller Information on the basis that such Seller Information is confidential and subject to the agreements contained in this Section 14.08.
                                      -------------

In the event that such protective order or other remedy is not obtained, or Seller waives compliance with the provisions of this Section 14.08, such party
                                                     -------------
will furnish only that portion of the Seller Information which (in such party's good faith judgment) is legally required to be furnished and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Seller Information.

         (d) Survival. This Section 14.08 shall survive termination of this
             --------       -------------
Agreement.

         SECTION 14.09. Captions and Cross References. The various captions
                        -----------------------------
(including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Appendix, Schedule or Exhibit are to such Section of or Appendix, Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

         SECTION 14.10. Integration. This Agreement, together with the letter
                        -----------
 referenced in Section 4.01(a), contains a final and complete integration of all
               ---------------
 prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire understanding among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

         SECTION 14.11. Governing Law. THIS AGREEMENT, INCLUDING THE RIGHTS AND
                        -------------
 DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF PURCHASER IN THE RECEIVABLES IS GOVERNED BY THE LAWS OF THE JURISDICTION OTHER THAN THE STATE OF NEW YORK.

         SECTION 14.12. Waiver Of Jury Trial. EACH OF THE PARTIES HERETO
                        --------------------
EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY TRIAL.

     SECTION 14.13. Consent To Jurisdiction; Waiver Of Immunities. EACH OF THE
                    ---------------------------------------------
PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IT IRREVOCABLY (i) SUBMITS TO THE JURISDICTION, FIRST, OF ANY UNITED STATES FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY NEW YORK STATE COURT, IN EITHER CASE SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (ii) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED ONLY IN SUCH NEW YORK STATE OR FEDERAL COURT AND NOT IN ANY OTHER COURT, AND (iii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

     SECTION 14.14. Execution in Counterparts. This Agreement may be executed in
                    -------------------------
any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

     SECTION 14.15. No Recourse Against Other Parties. No recourse under any
                    ---------------------------------
obligation, covenant or agreement of any of the Securitization Entities contained in this Agreement shall be had against any incorporator, stockholder, officer, director or employee of such Securitization Entity, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of Purchaser, and that no personal liability whatever shall attach to or be incurred by the incorporators, stockholders, officers, directors or employees of such Securitization Entity, or any of them under or by reason of any of the obligations, covenants or agreements of such Securitization Entity contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by such Securitization Entity of any of such obligations, covenants or agreements either at common law or at equity, or by statute or constitution, of every such incorporator, stockholder, officer, director or employee is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided, however, that nothing in this Section 14.15 shall relieve
           --------  -------
any of the foregoing persons or entities from any liability arising from his, her or its willful misconduct or intentional misrepresentations.

         SECTION 14.16. State Street Business Combination. The parties hereto
                        ---------------------------------
recognize that State Street Capital is contemplating a business combination whereby State Street Capital is to be combined with State Street Capital Markets, L.L.C. ("SSCM"). Upon consummation of the transaction, SSCM shall automatically become a party hereto, effective immediately upon such combination. References herein to State Street Capital shall be deemed to include references to SSCM.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   CHARMING SHOPPES STREET, INC.
                                   as Seller





                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                   SPIRIT OF AMERICA, INC., as Servicer

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________




                                   CLIPPER RECEIVABLES CORPORATION, as Purchaser

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________


                                   STATE STREET CAPITAL CORPORATION,
                                   as Administrator

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                              STATE STREET BANK & TRUST COMPANY,
                                              as Relationship Bank





                                              By:_______________________________
                                              Name:_____________________________
                                              Title:____________________________

                                                                Schedule 5.01(h)
                                               to Receivables Purchase Agreement



                Opinions to be Delivered Prior to Initial Funding


         1. Opinions of Mayer, Brown & Platt ("MBP"), as special counsel to the Transferors, substantially in the form attached to this Schedule.


         2. Opinion of Colin Stern, Executive Vice President and General Counsel of Charming Shoppes, with respect to (i) the organization of the Transferors,
(ii) the authorization by the Transferors of the Transaction Documents, (iii) the absence of conflict with each Transferor's organizational documents, material agreements and orders of courts and regulatory bodies having jurisdiction over the Transferors, and (iv) litigation matters. Such opinion shall be subject to such exceptions and qualifications as are set forth in the opinion delivered by Mr. Stern on November 25, 1997 in connection with the issuance of Series 1997-1.






















                                     Sched-1

                                                                Schedule 6.01(j)
                                               to Receivables Purchase Agreement


                            Description of Litigation

                                      NONE





































                                     Sched-2

                                                                Schedule 6.01(n)
                                               to Receivables Purchase Agreement


                  List of Offices Where Seller Records are Kept


3411 Silverside Road
Wilmington, Delaware 19810



450 Winks Lane
Bensalem, Pennsylvania 19020





























                                     Sched-3

                                                                Schedule 7.01(g)
                                               to Receivables Purchase Agreement


                   Description of Credit and Collection Policy


     To be delivered by Servicer prior to the initial funding.










































                                     Sched-4

                                                                 EXHIBIT 3.01(a)

                               Information Package










































                                      Exh-1

                                                                   Exhibit 14.02

                              Addresses for Notices

Clipper Receivables Corporation
c/o State Street Capital Corporation,
  as Administrator
225 Franklin Street, 18th Floor
Boston, Massachusetts 02110


State Street Capital Corporation,
  as Administrator
225 Franklin Street, 18th Floor
Boston, Massachusetts 02110


State Street Bank & Trust Company,
  as Relationship Bank
225 Franklin Street, 18th Floor
Boston, Massachusetts 02110


Spirit of America, Inc.
c/o Spirit of American National Bank
1103 Allen Drive
Milford, Ohio 45150


Charming Shoppes Street, Inc.
c/o Fashion Service Corp.
450 Winks Lane
Bensalem, Pennsylvania 19020



                                      Exh-2